                                               As filed pursuant to Rule 424b(5)
                                             under the Securities Act of 1933 to
                                                  Registration Number 333-106760


PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED FEBRUARY 9, 2004

                                 $1,477,500,000
                          AUTO RECEIVABLE BACKED NOTES
                        WFS FINANCIAL 2004-1 OWNER TRUST

  $222,000,000 1.08% Class A-1 Notes
  $555,000,000 1.51% Class A-2 Notes
  $200,000,000 2.19% Class A-3 Notes
  $331,750,000 2.81% Class A-4 Notes
  $ 56,250,000 2.34% Class B Notes
  $ 63,750,000 2.49% Class C Notes
  $ 48,750,000 3.17% Class D Notes

                      [LOGO] WFS RECEIVABLES CORPORATION 4
                                     SELLER

                            [LOGO] WFS FINANCIAL INC
                                MASTER SERVICER
                               ------------------
    The trust will issue seven classes of notes which are being offered hereby. Payments on the notes will be made monthly, on the 20th day of each month, or if the 20th is not a business day, on the next following business day, beginning on April 20, 2004.

    Credit enhancement for the notes will consist of excess spread, funds on deposit in a spread account and overcollateralization (in the form of payments on the notes such that the amount of the principal balance of the auto receivables in the trust will exceed the aggregate principal amount of the notes outstanding by an anticipated percentage amount).
                               ------------------

    YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

    The notes are auto receivable backed notes issued by the WFS Financial 2004-1 Owner Trust and are backed only by the assets of the trust. The notes are not obligations of WFS Receivables Corporation 4, WFS Financial Inc or any of their affiliates, nor are the notes insured by the Federal Deposit Insurance Corporation.

                               ------------------

                                 PRINCIPAL      INTEREST    FINAL SCHEDULED       PRICE TO      UNDERWRITING    PROCEEDS TO
           CLASS                   AMOUNT         RATE     DISTRIBUTION DATE       PUBLIC        DISCOUNTS       THE SELLER
----------------------------   --------------   --------   -----------------   --------------   ------------   --------------
A-1 Notes                      $  222,000,000    1.08%     February 21, 2005        100.00000%        0.100%         99.90000%
A-2 Notes                      $  555,000,000    1.51%       July 20, 2007           99.99199%        0.140%         99.85199%
A-3 Notes                      $  200,000,000    2.19%       June 20, 2008           99.98791%        0.170%         99.81791%
A-4 Notes                      $  331,750,000    2.81%      August 22, 2011          99.98637%        0.210%         99.77637%
B Notes                        $   56,250,000    2.34%      August 22, 2011          99.98285%        0.280%         99.70285%
C Notes                        $   63,750,000    2.49%      August 22, 2011          99.99963%        0.440%         99.55963%
D Notes                        $   48,750,000    3.17%      August 22, 2011          99.99955%        0.540%         99.45955%
                               --------------                                  --------------    ----------    --------------
Total.......................   $1,477,500,000                                  $1,477,376,045    $2,736,925    $1,474,639,120

    The Price to Public and Proceeds to the Seller do not include accrued interest due, if any, from the date of initial issuance. The Proceeds to the Seller have not been reduced by the Seller's expenses which are estimated to be $1,022,000.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about February 27, 2004.

CITIGROUP
               BANC OF AMERICA SECURITIES LLC
                                             CREDIT SUISSE FIRST BOSTON
                                                                        DEUTSCHE
BANK SECURITIES
                                                                  MORGAN STANLEY
                                February 9, 2004

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT..........................   S-3
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS...........................   S-3
SUMMARY OF TERMS......................   S-4
  The Parties.........................   S-4
  Important Dates.....................   S-4
  The Securities......................   S-5
  The Trust Property..................  S-10
  Purchase of Contracts and Redemption
     of the Notes.....................  S-13
  Tax Status..........................  S-14
  Eligibility for Purchase by Money
     Market Funds.....................  S-14
  ERISA Considerations................  S-14
RISK FACTORS..........................  S-15
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes........  S-15
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California..........  S-15
  You May Suffer Delays in Payment or
     Losses as a Result of the Manner
     in Which Principal of the Notes
     is Paid..........................  S-15
  Some Notes Have Greater Risk Because
     They Are Subordinate to Other
     Classes of Notes.................  S-16
  Risks in Connection With an Event of
     Default Under the Indenture Will
     Affect Each Class of Notes
     Differently......................  S-17
  The Notes May Suffer Losses as the
     Trust has Limited Assets.........  S-17
GLOSSARY OF DEFINED TERMS.............  S-18
FORMATION OF THE TRUST................  S-18
  General.............................  S-18
  Capitalization......................  S-19
  The Owner Trustee...................  S-19
THE CONTRACTS POOL....................  S-19

                                        PAGE
                                        ----
  Distribution of Contracts by APR....  S-21
  Geographic Concentration of the
     Contracts........................  S-22
WEIGHTED AVERAGE LIVES OF THE NOTES...  S-23
  Percentage of Initial Note Balance
     at Various ABS Percentages.......  S-25
DELINQUENCY AND CONTRACT LOSS
  INFORMATION.........................  S-27
USE OF PROCEEDS.......................  S-28
THE NOTES.............................  S-28
  General.............................  S-28
  Distribution Dates..................  S-28
  Distribution of Net Collections and
     Spread Account Amounts...........  S-28
  Payments of Interest................  S-29
  Payments of Principal...............  S-30
  Credit Enhancements.................  S-32
  Optional Purchase...................  S-33
  The Indenture Trustee...............  S-33
  Events of Default...................  S-34
CERTAIN INFORMATION REGARDING THE
  SECURITIES..........................  S-36
  Net Collections.....................  S-36
  Distribution Reports; Statements to
     Noteholders......................  S-37
  Termination.........................  S-38
  Prepayment Considerations...........  S-38
THE SELLER............................  S-38
  Breach of Representations and
     Warranties; Defective Contract
     Documentation....................  S-38
WFS...................................  S-39
  General.............................  S-39
  Business Activities.................  S-39
  Litigation..........................  S-39
WESTCORP..............................  S-39
ERISA CONSIDERATIONS..................  S-40
UNDERWRITING..........................  S-40
LEGAL MATTERS.........................  S-42
INCORPORATION BY REFERENCE............  S-42
GLOSSARY..............................  S-43

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents: (1) the accompanying prospectus dated February 9, 2004 which provides general information, some of which may not apply to your series of notes, and
(2) this prospectus supplement, which describes the specific terms of your series of notes. This prospectus supplement does not contain complete information about the offering of your series of notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell your series of notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of the notes. We have not authorized anyone to provide you with different information.

     If you purchase any of the notes offered by this prospectus supplement, you will also be provided with unaudited monthly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on the website of WFS Financial Inc, referred to in this prospectus supplement as "WFS" or, in its capacity as Master Servicer, as the "Master Servicer," at www.wfsfinancial.com.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents.

     To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.

     WFS, as Master Servicer, will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner of notes offered by this prospectus supplement, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling
(949)727-1002. This prospectus supplement may also be found at WFS' website at www.wfsfinancial.com. The information contained in WFS' website does not constitute part of this prospectus supplement.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 2004-1 Owner Trust or the trust

Seller.....................  WFS Receivables Corporation 4 or WFSRC4

Master Servicer............  WFS Financial Inc or WFS

Indenture Trustee..........  Deutsche Bank Trust Company Americas

Owner Trustee..............  Chase Manhattan Bank USA, National Association

IMPORTANT DATES:

Cut-Off Date...............  Expected to be February 26, 2004

Closing Date...............  Expected to be February 27, 2004

Statistical Calculation
   Date....................  January 26, 2004, the date used in preparing certain statistical information herein.

Distribution Dates.........  Payments of interest and principal will be made monthly on the 20th day of each month, or if that is not a business day, on the next following business day, beginning on April 20, 2004. The priority of payment of interest and principal will be made as described under "The
                             Securities -- Payment of Interest" and "The
                             Securities -- Payment of Principal".

Final Scheduled
   Distribution Dates......  If not paid earlier, the outstanding principal balance of each class of notes will be paid on the applicable final scheduled distribution date specified on the front cover of this prospectus supplement under the heading "Final Scheduled Distribution Date".

THE SECURITIES:

The Notes..................  The following classes of notes will be issued by the trust and are being offered by this prospectus supplement:

                                                                              PRINCIPAL     INTEREST RATE
                                       NOTE CLASS                               AMOUNT        PER ANNUM
                                       ----------                            ------------   -------------
                                       A-1.................................  $222,000,000        1.08%
                                       A-2.................................  $555,000,000        1.51%
                                       A-3.................................  $200,000,000        2.19%
                                       A-4.................................  $331,750,000        2.81%
                                       B...................................  $ 56,250,000        2.34%
                                       C...................................  $ 63,750,000        2.49%
                                       D...................................  $ 48,750,000        3.17%

                             The notes will represent obligations of the trust secured by the assets of the trust. Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B, B is higher than C and C is higher than D). The notes will be issued in book-entry form and in minimum denominations of $1,000, and in multiples of $1,000 in excess thereof. The notes will bear interest at the rates set forth above and calculated in the manner described under "-- Interest Calculation".

The Certificates...........  The trust will issue to the seller WFS Financial
                             2004-1 Owner Trust Auto Receivable Backed
                             Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates will be subordinated to payments on the notes.

Ratings of the Notes.......  It is a condition to the issuance of the notes that each class of notes have been assigned the following ratings:

                                                          RATING
                                               ----------------------------
                                       NOTE              STANDARD &
                                       CLASS   MOODY'S     POOR'S     FITCH
                                       -----   -------   ----------   -----
                                       A-1     Prime-1         A-1+     F1+
                                       A-2         Aaa          AAA     AAA
                                       A-3         Aaa          AAA     AAA
                                       A-4         Aaa          AAA     AAA
                                       B           Aa2           AA      AA
                                       C            A2            A       A
                                       D          Baa2          BBB     BBB

                             These ratings will be obtained from Moody's
                             Investors Service, Standard & Poor's Rating
                             Services, a Division of The McGraw-Hill Companies, Inc. and Fitch Ratings. At any time, a rating can be lowered, qualified or withdrawn by the rating agency which has assigned that rating.

Interest Calculation.......  Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the current distribution date. Interest on the Class A-1 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

                             Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes will accrue at the fixed interest rate applicable to each class from, and including, the 20th day of the month of the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the 20th day of the month of the current distribution date. Interest on these notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution of Net
   Collections and Spread
   Account Amounts.........  On each distribution date, the indenture trustee will apply all net collections received in respect of the related collection period, together with all amounts on deposit in the spread account, as follows:

                             - first, to pay the monthly servicing fee;

                             - second, to pay the trustees' fees and expenses;

                             - third, to pay interest on the Class A Notes;

                             - fourth, to make a payment of principal on the
                               notes in an amount equal to the amount necessary to reduce the principal balance of the Class A Notes to the aggregate principal balance of the contracts as of the last day of the related collection period;

                             - fifth, to pay interest on the Class B Notes;

                             - sixth, to make a payment of principal on the
                               notes in an amount equal to the amount necessary to reduce the aggregate principal balances of the Class A Notes and the Class B Notes, calculated after taking into account the principal distributions made on that distribution date, to the aggregate principal balance of the contracts as of the last day of the related collection period;

                             - seventh, to pay interest on the Class C Notes;

                             - eighth, to make a payment of principal on the
                               notes in an amount equal to the amount necessary to reduce the aggregate principal balances of the Class A Notes, the Class B Notes and the Class C Notes, calculated after taking into account the principal distributions made on that distribution date, to the aggregate principal balance of the contracts as of the last day of the related collection period;

                             - ninth, to pay interest on the Class D Notes;

                             - tenth, to make a payment of principal on the
                               notes in an amount equal to the amount necessary to reduce the aggregate principal balance of the notes, calculated after taking into account the principal distributions made on that distribution date, to an amount equal to the aggregate principal balance of the contracts as of the last day of the related collection period;

                             - eleventh, to deposit into the spread account the
                               specified spread account balance;

                             - twelfth, to make a payment of principal on the
                               notes in an amount equal to the amount necessary to reduce the aggregate principal balance of the notes, calculated after taking into account the principal distributions made on that distribution date, to an amount equal to the excess of the aggregate principal balance of the contracts as of the last day of the related collection period over the overcollateralization amount as described below under "The Trust
                               Property -- Overcollateralization"; and

                             - thirteenth, to deposit any remaining available
                               funds into the spread account.

                             All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under "-- Payment of Principal". In addition, if the notes are accelerated after an event of default under the indenture, the trust will pay principal of and interest on the notes as described under "The Notes -- Events of
                             Default -- Priority of Payments Upon the
                             Acceleration of the Notes".

Payment of Interest........  On each distribution date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class. Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

                             Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1 Notes, the

                             Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in proportion to the interest due on each class.

Payment of Principal.......  For so long as the Class A-1 Notes are outstanding, on each distribution date, the principal payments to be made as described under "The
                             Notes -- Distribution of Net Collections and Spread Account Amounts" will be paid to the Class A-1 Notes until the Class A-1 Notes have been paid in full. After the Class A-1 Notes have been paid in full, the principal payments to be made will be divided among the other classes of notes in a manner intended to maintain the required credit support amount, not including amounts on deposit in the spread account, for each such class (after giving effect to such allocation) in an amount equal to the greater of $19,500,000 and the following approximate percentages of the aggregate principal balance of the contracts as of the last day of the related collection period, for the: (i) Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively, 19.07%, or in the event the required overcollateralization percentage has been increased to 7.50%, 19.93%, (ii) Class B Notes, 14.88%, or in the event the required overcollateralization percentage has been increased to 7.50%, 15.79%, (iii) Class C Notes, 10.13%, or in the event the required overcollateralization percentage has been increased to 7.50%, 11.09% and
                             (iv) Class D Notes, 6.50%, or in the event the required overcollateralization percentage has been increased to 7.50%, 7.50%.

                             For additional information relating to the required credit support amount, see "The Notes -- Payments of Principal" and "The Notes -- Credit
                             Enhancements -- Overcollateralization".

                             The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes feature sequential payments of principal. No principal will be paid on the (i) Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) Class A-3 Notes until the Class A-2 Notes have been paid in full and (iii) Class A-4 Notes until the Class A-3 Notes have been paid in full.

                             However, the following exceptions to these general rules will apply:

                             - If the amount of cumulative net chargeoffs on the
                               contracts exceeds the trigger level specified in the sale and servicing agreement for that distribution date, principal payments made on that distribution date will be paid to the outstanding class of notes with the highest alphabetical designation until that class has been paid in full.

                             - On each final scheduled distribution date for one
                               or more classes of notes, all principal payments will be made on that distribution date and any subsequent distribution date first to those classes of notes with that final scheduled distribution date, in order of seniority, until those classes are paid in full.

                             - Any shortfall in the amount of funds available
                               for principal payments on any distribution date will reduce the principal payment on each class of notes with a lower alphabetical designation (up to the full amount allocable to that class of notes) before the principal payment on each class of notes with a higher alphabetical designation is reduced. Accordingly, any shortfall in the amount of funds available for principal payments on any distribution date will be applied to reduce, with respect to each class of notes, up to the full amount allocable for the payment of principal to that class of notes, with the reductions in the payment of principal being allocated first to the Class D Notes, second to the Class C Notes, third to the Class B Notes and fourth to the Class A Notes.

                             - If the notes are accelerated after an event of
                               default under the indenture, principal payments will be made in the following order of priority:

                                - to the Class A-1 Notes until the Class A-1
                                  Notes have been paid in full;

                                - to the Class A-2 Notes, the Class A-3 Notes
                                  and the Class A-4 Notes ratably according to the amounts due and payable on those notes with respect to principal until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

                                - to the Class B Notes until the Class B Notes
                                  have been paid in full;

                                - to the Class C Notes until the Class C Notes
                                  have been paid in full; and

                                - to the Class D Notes until the Class D Notes
                                  have been paid in full.

                             See "The Notes -- Payments of Principal",
                             "-- Distributions of Net Collections and Spread Account Amounts" and "-- Events of
                             Default -- Priority of Payments Upon the
                             Acceleration of the Notes" for additional information relating to principal payments.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks; and

                             - the funds in the spread account.

The Contracts..............

                                                 [GRAPHIC]

                             - The trust will receive the right to payments
                               received under the contracts after February 26, 2004. The aggregate principal balance of the contracts on February 26, 2004 will not be less than $1,500,000,000.

                             - The contracts are secured by first liens on the
                               vehicles purchased under each contract.

                             - As of the statistical calculation date, the
                               contracts had a weighted average annual
                               percentage rate of approximately 10.89% and a weighted average remaining maturity of approximately 60.11 months.

                             - As of the statistical calculation date,
                               approximately 98.50% of the aggregate principal amount of the contracts are simple interest contracts and approximately 1.50% are Rule of 78's contracts.

                             - While the characteristics of the contracts
                               transferred to the trust on the closing date may differ somewhat from this information, we anticipate that the variations will not be significant. For additional information relating to the contracts, see "The Contracts Pool".

The Spread Account.........  The spread account will be a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial deposit by WFSRC4 in the amount of $15,000,000. On each distribution date, amounts on deposit in the spread account will be applied as described in the second following paragraph and any available funds not otherwise required to make the distributions described in clauses first through tenth under "Distribution of Net Collections and Spread Account Amounts" will be deposited into the spread account until the amount on deposit therein equals the required amount.

                             On each distribution date, the amount on deposit in the spread account will be maintained at a required amount which will be the greater of (i) 1.00% of the aggregate principal balance of the contracts as of the last day of the related collection period,
                             (ii) 0.50% of the aggregate principal balance of the contracts on the cut-off date or (iii) if the amount of cumulative net chargeoffs as of the last day of a collection period is greater than the trigger level specified in the sale and servicing agreement for the related distribution date, 1.20% of the aggregate principal balance of the contracts on the cut-off date. The amount on deposit in the spread account will be required to be maintained at that amount, as so determined on each distribution date, as long as any class of notes is outstanding.

                             Amounts on deposit in the spread account will be available to make the distributions described in clauses first through tenth under "Distribution of Net Collections and Spread

                             Account Amounts", as well as increasing the level of overcollateralization and, in certain cases, reducing the principal amount of a class of notes to zero on or after the related final scheduled distribution date.

                             If on any distribution date, after giving effect to all deposits thereto and withdrawals therefrom, the amount on deposit in the spread account is greater than the required amount or the aggregate principal amount of the notes, the excess funds will be distributed in the following order:

                             - to WFSRC4, until it has received an amount equal
                               to the spread account initial deposit; and

                             - to WFSRC4 or any other holder of the
                               certificates.

                             You will have no further rights to any of the excess funds paid to any of these entities.

Subordination..............  The Class B Notes, the Class C Notes and the Class
                             D Notes will each be subordinated with respect to each class of notes with a higher alphabetical designation. On each distribution date,

                             - no interest will be paid on a class of notes
                               until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest; and

                             - no principal will be paid on a class of notes
                               until all principal due on each class of notes with a higher alphabetical designation on that distribution date has been paid in full.

                             The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the trust with respect to payments due to more senior classes of notes.

Overcollateralization......  To the extent that at any time the aggregate principal balance of the contracts is greater than the aggregate principal amount of the notes, the notes will be overcollateralized by that difference. That overcollateralization will be available to absorb losses on the contracts. The initial level of overcollateralization will be 1.50% of the initial aggregate principal balance of the contracts, as the aggregate principal amount of notes to be issued will equal 98.50% of the initial aggregate principal balance of the contracts. The level of overcollateralization will increase through the accelerated repayment of the notes as described above under "The Notes -- Distribution of Net Collections". That repayment will be funded primarily from interest collections on the contracts in excess of the interest paid on the notes and other fees required to be paid by the trust.

                             The level of overcollateralization is required to increase to and to be maintained at an amount equal to, with respect to each distribution date, 6.50% of the aggregate principal balance of the contracts as of the last day of the related collection period; provided, however, that if on any distribution date the cumulative net chargeoffs as of the last day of the related collection period are greater than the trigger level set forth in the sale and servicing agreement for that distribution date, the required overcollateralization amount for that distribution date and each subsequent distribution date will equal 7.50% of the aggregate principal balance of the contracts as of the last day of the related collection period. Notwithstanding the foregoing, the required overcollateralization amount on any distribution date will not be less than $19,500,000, which equals 1.30% of the aggregate principal balance of the contracts on the cut-off date.

                             It is anticipated that after the level of overcollateralization first equals 6.50% of the aggregate principal balance of the contracts as of the last day of a collection period, the overcollateralization amount will decrease over time as the aggregate principal balance of the contracts decreases.

PURCHASE OF CONTRACTS AND REDEMPTION OF THE NOTES:

Optional Purchase..........  On any distribution date following the last day of a collection period as of which the aggregate principal balance of the contracts is equal to or less than $150,000,000, WFSRC4 may purchase from the trust all of the contracts then outstanding at a purchase price equal to the outstanding principal amount of the notes, plus accrued and unpaid interest on the notes, plus any fees or other amounts due to the master servicer or the trustees. If WFSRC4 purchases the contracts, the indenture trustee will redeem the notes and the trust will terminate.

Mandatory Redemption.......  The notes may be accelerated by the indenture trustee if an event of default has occurred and is continuing under the indenture. If the notes are accelerated, the indenture trustee, or the master servicer at the direction of the indenture trustee, may, under certain circumstances, sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

TAX STATUS:                  In the opinion of Mitchell Silberberg & Knupp LLP,
                             special counsel for federal income and California income tax purposes, as discussed under "Federal and California Income Tax Consequences" in the prospectus:

                             - the notes will be characterized as debt; and

                             - the trust will not be characterized as an
                               association or a publicly traded partnership taxable as a corporation.

                             If you purchase a note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY
   MONEY MARKET FUNDS:       The Class A-1 Notes will be structured to be
                             eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company
                             Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:        The notes are generally eligible for purchase by
                             employee benefit plans and other benefit plans that are subject to the Employee Retirement Income
                             Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.
                             However, fiduciaries of such employee benefit plans and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS

     In addition to the risk factors beginning on page 9 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the notes be rated as follows:

                                         MOODY'S   STANDARD & POOR'S   FITCH
                                         -------   -----------------   -----
Class A-1 Notes........................  Prime-1          A-1+           F1+
Class A-2, Class A-3 and Class A-4
   Notes...............................      Aaa           AAA           AAA
Class B Notes..........................      Aa2            AA            AA
Class C Notes..........................       A2             A             A
Class D Notes..........................     Baa2           BBB           BBB

     The ratings by Moody's, Standard & Poor's and Fitch do not address whether WFSRC4 will exercise its optional purchase right with respect to the contracts.

     Moody's, Standard & Poor's and Fitch may revise or withdraw their ratings at any time if they feel the circumstances which led to the existing ratings have changed. A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related class of notes.

     A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody's, Standard & Poor's and Fitch of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of the close of business on January 26, 2004, WFS' records indicate that 38.49% of the aggregate principal balance of the contracts will be from contracts originated in California. As of that date, no other state accounted for more than 5.62% of the aggregate principal balance of the contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the contracts. While the characteristics of the contracts transferred to the trust at the closing date may differ somewhat from the characteristics described herein, we anticipate that the variations will not be significant.

YOU MAY SUFFER DELAYS IN PAYMENT OR LOSSES AS A RESULT OF THE MANNER IN WHICH PRINCIPAL OF THE NOTES IS PAID

     No principal will be paid on any class of notes, other than the Class A-1 Notes, until the Class A-1 Notes have been paid in full. After the Class A-1 Notes have been paid in full, the aggregate principal distributable amount for any distribution date will be divided among the remaining classes of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes in a manner intended to maintain the credit support, not including amounts on deposit in the spread account, for each such class, after giving effect to such allocation, in an amount equal to the greater of $19,500,000 and the following approximate percentages of the aggregate principal balances of the contracts: (i) for the remaining Class A Notes, 19.07% or, in the event the required overcollateralization percentage has been increased to 7.50%, 19.93%, (ii) for the Class B Notes, 14.88% or, in the event the required overcollateralization percentage has been increased to 7.50%, 15.79%, (iii) for the Class C Notes, 10.13% or, in the event the required overcollateralization percentage has been increased to 7.50%, 11.09% and (iv) for the Class D Notes, 6.50% or, in the event the required overcollateralization percentage has been increased to 7.50%, 7.50%. In addition, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes feature sequential payment of principal.

     So long as the notes have not been accelerated following the occurrence of an event of default under the indenture, a portion of the principal of the Class B Notes, Class C Notes and the Class D Notes may be paid before payment in full of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. Holders of the Class B Notes, the Class C Notes and the Class D Notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the trust at a price insufficient to pay the balance of the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes. If this occurs, holders of these classes of Class A Notes could suffer a loss on their investment.

SOME NOTES HAVE GREATER RISK BECAUSE THEY ARE SUBORDINATE TO OTHER CLASSES OF NOTES

     You may suffer a loss on your investment if payments of interest on and principal of your notes are subordinated to another class of notes. Both interest payments and principal payments on the notes are subordinated to the servicing fee due to the master servicer and the fees and expenses due to the trustees.

     On each distribution date, no interest will be paid to a class of notes until all interest due on each class with a higher alphabetical designation through the related interest period has been paid in full and no principal will be paid to a class of notes until all principal due on each class with a higher alphabetical designation on that distribution date has been paid in full.

     You may experience losses on your investment if the funds available from net collections and amounts on deposit in the spread account are insufficient to protect your notes from losses on the contracts.

     In the event of a shortfall in the funds available to pay principal on any distribution date, principal available for payment will be paid, until exhausted, to the holders of notes of each class of notes with a higher alphabetical designation up to the principal distributable amount for that class before any principal is paid on any of the classes of notes with a lower alphabetical designation. If sufficient funds are not available, holders of the classes of notes with lower alphabetical designations may suffer a loss on their investment.

RISKS IN CONNECTION WITH AN EVENT OF DEFAULT UNDER THE INDENTURE WILL AFFECT EACH CLASS OF NOTES DIFFERENTLY

     If an event of default occurs under the indenture and the maturity dates of the notes are accelerated, the indenture trustee may sell the contracts and prepay the notes in advance of their respective final scheduled distribution dates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes or, if the assets of the trust are insufficient to pay the total principal amount of the notes, you may not be paid all principal due on your notes.

     In addition, the acceleration of the maturity dates will change the order of priority for the payment of principal of and interest on the different classes of notes in certain circumstances. If the notes are accelerated following an event of default under the indenture (other than an event of default based on the trust's breach of a covenant, representation or warranty), distributions to the Class B noteholders will become fully subordinated to the Class A noteholders, distributions to the Class C noteholders will become fully subordinated to the Class A noteholders and the Class B noteholders and distributions to the Class D noteholders will become fully subordinated to the Class A noteholders, the Class B noteholders and the Class C noteholders. If the notes have been accelerated following an event of default under the indenture (other than an event of default based on the trust's breach of a covenant, representation or warranty), no interest on and principal of any class of notes will be paid until all interest on and principal of each class of notes with a higher alphabetical designation has been paid in full. If the notes have been accelerated following an event of default under the indenture (due to the trust's breach of a covenant, representation or warranty), no principal of any class of notes will be paid until all interest on each class of notes has been paid in full and no principal of any class of notes will be paid until all principal of each class of notes with a higher alphabetical designation has been paid in full. See "The Notes -- Events of Default -- Priority of Payments Upon the Acceleration of the Notes".

THE NOTES MAY SUFFER LOSSES AS THE TRUST HAS LIMITED ASSETS

     You may suffer a loss on your investment if the assets of the trust are insufficient to pay the principal amount of the notes you own in full. The only source for payment of the notes will be the assets of the trust. The assets of the trust will consist of the contracts, amounts received in payment or liquidation of the contracts and the amounts on deposit in the spread account. If these amounts are insufficient to pay the full principal balance of your notes, you will suffer a loss. The notes are not guaranteed or insured by WFSRC4, WFS, the indenture trustee, the owner trustee or any affiliate of any of these entities or by any other person or governmental entity. The notes are not deposits and are not insured by the Federal Deposit Insurance Corporation. As a result, you must rely solely upon the assets of the trust for payment.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-43 of this prospectus supplement.

                             FORMATION OF THE TRUST

GENERAL

     The following information regarding the Trust supplements the information in the prospectus under "Formation of the Trust".

     The Trust is a statutory trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with the Trust Agreement. The Trust was formed on January 16, 2004.

     On or before the Closing Date, WFS will sell and assign the Contracts, each of which is an installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC4. On the Closing Date, WFSRC4 will transfer and assign the Contracts directly to the Trust. The certificates, representing WFSRC4's beneficial interest in the Trust, will be issued by the Trust to WFSRC4 as additional consideration for the Contracts. Although the transfer of the Contracts by WFSRC4 to the Trust will be treated as a financing rather than as a sale for accounting purposes, WFSRC4 is referred to in this prospectus supplement as the Seller. The Indenture Trustee, acting on behalf of the Noteholders, will have a first priority perfected security interest in the Contracts by reason of the filing of a UCC-1 financing statement by the Trust in the state of Delaware which will give notice of the security interest in favor of the Indenture Trustee. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See "The Master Servicer -- Servicing Compensation" in the prospectus. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee in accordance with the Sale and Servicing Agreement, or may employ one or more subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFSRC4 filing UCC-1 financing statements in the State of Nevada which will give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFSRC4 or by WFSRC4 to the Trust. See "Certain Legal Aspects of the Contracts" in the prospectus.

     The Trust's principal offices will be located at the Owner Trustee's corporate trust office specified in "-- The Owner Trustee".

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes.............................................  $  222,000,000
Class A-2 Notes.............................................     555,000,000
Class A-3 Notes.............................................     200,000,000
Class A-4 Notes.............................................     331,750,000
Class B Notes...............................................      56,250,000
Class C Notes...............................................      63,750,000
Class D Notes...............................................      48,750,000
                                                              --------------
  Total.....................................................  $1,477,500,000
                                                              ==============

THE OWNER TRUSTEE

     Chase Manhattan Bank USA, National Association will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank USA, National Association is a national banking association and its corporate trust office is located at 500 Stanton Christiana Road, Newark, Delaware 19713.

     The Owner Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                               THE CONTRACTS POOL

     Each Contract will be a retail installment sales contract secured by a financed vehicle originated by a new or pre-owned car dealer located in California or one of the other states listed in the table described under "-- Geographic Concentration of the Contracts" or an installment loan secured by a financed vehicle. Most of the Contracts were purchased by WFS from dealers; however, Contracts representing no more than 2.91% of the Cut-Off Date Aggregate Principal Balance, as of the Statistical Calculation Date, are installment loans originated by WFS directly to consumers or by other independent auto finance companies, which loans were then sold to WFS. While the percentage of such installment loans transferred to the Trust on the Closing Date may differ, we anticipate that any variation will not be significant. Except as otherwise noted, all references in this prospectus supplement to Contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts transferred to the Trust were underwritten and purchased or originated by WFS in the ordinary course of its business operations.

     The information concerning the Contracts presented throughout this prospectus supplement is as of the close of business on the Statistical Calculation Date. These Contracts, with limited exception, will be transferred to the Trust on the Closing Date along with additional Contracts purchased or originated through the Cut-Off Date. The Contracts transferred to the Trust will have an aggregate Principal Balance of not less than $1,500,000,000 as of the Cut-Off Date. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant.

                                                                  CONTRACTS
                                                              -----------------
Outstanding Principal Balance...............................  $1,087,596,887.33
  Minimum...................................................            $503.25
  Maximum...................................................         $88,001.56
  Average...................................................         $14,381.83
Number of Contracts.........................................             75,623
Financed Vehicles
  Percentage of New Vehicles................................              35.63%
  Percentage of Pre-Owned Vehicles..........................              64.37%
  Percentage of Automobiles.................................              38.32%
  Percentage of Light Duty Trucks...........................              61.68%
Percentage of Simple Interest Contracts.....................              98.50%
Percentage of Rule of 78's Contracts........................               1.50%
Annual Percentage Rate
  Minimum...................................................               3.24%
  Maximum...................................................              29.99%
  Weighted Average..........................................              10.89%
Remaining Maturities
  Minimum (Months)..........................................                  3
  Maximum (Months)..........................................                 84
  Weighted Average (Months).................................              60.11
Original Maturities
  Minimum (Months)..........................................                 12
  Maximum (Months)..........................................                 84
  Weighted Average (Months).................................              66.14
  Percentage over 60 Months.................................              62.59%
  Percentage over 72 Months.................................               1.97%

     Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest method.

                        DISTRIBUTION OF CONTRACTS BY APR

     The following table provides information about those Contracts originated through the Statistical Calculation Date relating to their annual percentage rate. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant. The percentages do not add to 100% due to rounding.

                                                                                     PERCENTAGE OF
                                                                      SUM OF           AGGREGATE
                                                   NUMBER OF         PRINCIPAL         PRINCIPAL
                  CONTRACT APR                    CONTRACTS(1)      BALANCES(1)       BALANCE(1)
                  ------------                    ------------   -----------------   -------------
3.000% - 3.999%.................................        178      $    3,348,541.74        0.31%
4.000% - 4.999%.................................      1,703          35,635,896.17        3.28
5.000% - 5.999%.................................      3,038          66,321,119.87        6.10
6.000% - 6.999%.................................      3,950          81,783,252.61        7.52
7.000% - 7.999%.................................      5,204         101,886,292.24        9.37
8.000% - 8.999%.................................      6,355         113,106,837.51       10.40
9.000% - 9.999%.................................      8,388         136,570,147.12       12.56
10.000% - 10.999%...............................      7,014         102,920,291.19        9.46
11.000% - 11.999%...............................      5,845          81,678,432.97        7.51
12.000% - 12.999%...............................      6,847          88,743,430.01        8.16
13.000% - 13.999%...............................      5,009          58,651,696.17        5.39
14.000% - 14.999%...............................      4,915          55,544,268.01        5.11
15.000% - 15.999%...............................      4,142          43,104,946.46        3.96
16.000% - 16.999%...............................      3,396          34,266,794.73        3.15
17.000% - 17.999%...............................      2,651          25,446,958.81        2.34
18.000% - 18.999%...............................      2,496          22,755,438.63        2.09
19.000% - 19.999%...............................      1,571          13,920,684.82        1.28
20.000% - 20.999%...............................      1,312           9,595,984.96        0.88
21.000% - 21.999%...............................        906           7,360,770.32        0.68
22.000% and higher..............................        703           4,955,102.99        0.46
                                                  ------------   -----------------      ------
Total...........................................     75,623      $1,087,596,887.33      100.00%
                                                  ============   =================      ======

---------------

(1) As of the Statistical Calculation Date.

                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS

     The following table provides information about those Contracts originated through the Statistical Calculation Date based upon the state in which the new or pre-owned automobile dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender that originated the loan is located. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant. The percentages do not add to 100% due to rounding.

                                                     SUM OF            PERCENTAGE OF
                                  NUMBER OF         PRINCIPAL            AGGREGATE
                STATE            CONTRACTS(1)      BALANCES(1)      PRINCIPAL BALANCE(1)
                -----            ------------   -----------------   --------------------
      California...............     29,735      $  418,581,323.24           38.49%
      Washington...............      4,371          61,134,558.25            5.62
      Arizona..................      3,971          58,712,822.64            5.40
      Texas....................      2,754          45,607,055.17            4.19
      Oregon...................      2,582          36,469,171.88            3.35
      Colorado.................      2,199          32,057,196.89            2.95
      Virginia.................      1,866          30,768,284.91            2.83
      Florida..................      2,441          30,606,744.60            2.81
      Ohio.....................      2,469          29,558,082.43            2.72
      Nevada...................      1,942          28,503,971.03            2.62
      Illinois.................      1,717          25,379,695.10            2.33
      North Carolina...........      1,806          25,015,440.93            2.30
      New York.................      1,388          23,804,490.56            2.19
      Idaho....................      1,512          20,943,976.53            1.93
      Michigan.................      1,269          18,959,619.31            1.74
      Maryland.................      1,004          18,521,905.39            1.70
      Georgia..................        979          16,919,038.04            1.56
      Tennessee................      1,060          15,715,759.79            1.44
      South Carolina...........      1,081          14,343,792.72            1.32
      Missouri.................      1,016          13,796,577.37            1.27
      Utah.....................        919          13,053,656.78            1.20
      Massachusetts............        795          12,631,094.90            1.16
      New Jersey...............        782          12,285,335.36            1.13
      Minnesota................        504           8,747,976.71            0.80
      Alabama..................        622           8,468,231.96            0.78
      Wisconsin................        569           8,167,951.83            0.75
      Pennsylvania.............        574           7,734,125.51            0.71
      Indiana..................        480           6,235,030.11            0.57
      New Mexico...............        421           6,215,314.86            0.57
      Kentucky.................        438           5,976,951.31            0.55
      Connecticut..............        445           5,844,863.72            0.54
      Delaware.................        332           5,502,042.01            0.51
      Kansas...................        361           5,047,312.17            0.46
      New Hampshire............        282           4,134,146.78            0.38
      Iowa.....................        226           3,381,358.84            0.31
      Mississippi..............        166           1,567,924.16            0.14
      Oklahoma.................        112           1,340,586.14            0.12
      Wyoming..................         71           1,114,596.86            0.10
      West Virginia............         97           1,076,056.94            0.10
      Montana..................         53           1,061,021.56            0.10
      Rhode Island.............         59             786,197.29            0.07
      Nebraska.................         45             676,047.47            0.06
      South Dakota.............         48             663,571.41            0.06
      Maine....................         20             282,721.63            0.03
      Hawaii...................         37             145,584.02            0.01
      Vermont..................          3              57,680.22            0.01
                                    ------      -----------------          ------
      Total....................     75,623      $$1,087,596,887.33         100.00%
                                    ======      =================          ======

---------------

(1) As of the Statistical Calculation Date.

                      WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 Contracts, a 1% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts transferred to the Trust.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balances of the Contracts, final payment of any class of Notes could occur significantly earlier than its Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

     The table captioned "Percentage of Initial Note Balance at Various ABS Percentages" is referred to as the ABS Table and has been prepared on the basis of the characteristics of the Contracts described under "The Contracts Pool". The ABS Table assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     - the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

     - payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 20th day of each month);

     - the initial aggregate principal amount of the Notes is $1,477,500,000;

     - the interest rate on the Class A-1 Notes is 1.091%, the interest rate on the Class A-2 Notes is 1.54%, the interest rate on the Class A-3 Notes is 2.33%, the interest rate on the Class A-4 Notes is 3.00%, the interest rate on the Class B Notes is 2.45%, the interest rate on the Class C Notes is 2.69%, and the interest rate on the Class D Notes is 3.49%;

     - the Trustee's fees and expenses are zero and the annual Base Servicing Fee is 1.25%;

     - the Notes are purchased on the Closing Date;

     - the Overcollateralization Amount will initially be 1.50% of the Cut-Off Date Aggregate Principal Balance, increasing to an amount equal to, with respect to each Distribution Date, the greater of 6.50% of the Aggregate Principal Balance as of the last day of the related Collection Period and 1.30% of the Cut-Off Date Aggregate Principal Balance; and

     - WFSRC4 exercises its Optional Purchase right on the earliest Distribution Date on which that option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percentage of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools, which is based on the sum of the Principal Balances of the Contracts in that pool, annual percentage rate, original term to maturity and remaining term to maturity as of the Cut-Off Date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                     REMAINING     ORIGINAL
                                           SUM OF                      TERM          TERM
                                          PRINCIPAL                 TO MATURITY   TO MATURITY
               POOLS                      BALANCES          APR     (IN MONTHS)   (IN MONTHS)
               -----                  -----------------   -------   -----------   -----------
  1.................................  $    1,010,765.36   12.161%       29            34
  2.................................       3,206,280.37   14.491%       37            47
  3.................................       5,145,496.01    7.718%       81            83
  4.................................       9,226,088.07   13.078%       32            34
  5.................................      10,248,489.40    7.907%       83            83
  6.................................      11,094,121.56   11.523%       32            83
  7.................................      18,792,323.33   12.911%       33            34
  8.................................      25,252,755.38   13.243%       45            47
  9.................................      48,640,828.72   12.801%       47            47
  10................................      50,143,987.08   14.073%       24            60
  11................................      98,345,603.78   12.477%       33            71
  12................................     143,353,923.13   11.754%       58            60
  13................................     266,017,786.24   11.522%       59            60
  14................................     275,992,004.88    9.658%       69            71
  15................................     533,529,546.69    9.683%       71            71
                                      -----------------
                                      $1,500,000,000.00
                                      =================

     The Contracts allocated to the hypothetical pools had an aggregate Principal Balance of $1,087,596,887.33. In preparing the ABS Table, the aggregate Principal Balance of each hypothetical pool was increased ratably so that, for the purposes of modeling the transaction, the aggregate Principal Balance of the Contracts in the hypothetical pools equaled $1,500,000,000. The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

         PERCENTAGE OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-1 NOTES                     CLASS A-2 NOTES
                                        ---------------------------------   ---------------------------------
          DISTRIBUTION DATE              0.5%     1.0%     1.8%     2.5%     0.5%     1.0%     1.8%     2.5%
          -----------------             ------   ------   ------   ------   ------   ------   ------   ------
Closing Date..........................  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
April 2004............................   83.80    80.03    71.54    39.62   100.00   100.00   100.00   100.00
May 2004..............................   66.83    59.44    42.85     0.00   100.00   100.00   100.00    94.29
June 2004.............................   49.96    39.09    14.80     0.00   100.00   100.00   100.00    81.90
July 2004.............................   33.19    18.99     0.00     0.00   100.00   100.00    94.96    71.13
August 2004...........................   16.52     0.00     0.00     0.00   100.00    99.66    84.42    64.25
September 2004........................    0.00     0.00     0.00     0.00    99.98    91.82    77.30    57.49
October 2004..........................    0.00     0.00     0.00     0.00    94.15    86.51    70.44    50.83
November 2004.........................    0.00     0.00     0.00     0.00    90.06    81.49    63.72    44.28
December 2004.........................    0.00     0.00     0.00     0.00    85.98    76.52    57.15    37.84
January 2005..........................    0.00     0.00     0.00     0.00    81.90    71.59    50.71    31.51
February 2005.........................    0.00     0.00     0.00     0.00    77.83    66.71    44.43    25.29
March 2005............................    0.00     0.00     0.00     0.00    73.76    61.88    38.30    19.19
April 2005............................    0.00     0.00     0.00     0.00    69.70    57.10    32.32    13.21
May 2005..............................    0.00     0.00     0.00     0.00    65.64    52.37    26.49     7.35
June 2005.............................    0.00     0.00     0.00     0.00    61.59    47.69    20.82     1.60
July 2005.............................    0.00     0.00     0.00     0.00    57.55    43.07    15.31     0.00
August 2005...........................    0.00     0.00     0.00     0.00    53.52    38.50     9.97     0.00
September 2005........................    0.00     0.00     0.00     0.00    49.49    33.98     4.96     0.00
October 2005..........................    0.00     0.00     0.00     0.00    45.47    29.52     0.32     0.00
November 2005.........................    0.00     0.00     0.00     0.00    41.46    25.12     0.00     0.00
December 2005.........................    0.00     0.00     0.00     0.00    37.45    20.77     0.00     0.00
January 2006..........................    0.00     0.00     0.00     0.00    33.46    16.48     0.00     0.00
February 2006.........................    0.00     0.00     0.00     0.00    29.47    12.25     0.00     0.00
March 2006............................    0.00     0.00     0.00     0.00    25.49     8.08     0.00     0.00
April 2006............................    0.00     0.00     0.00     0.00    21.82     4.19     0.00     0.00
May 2006..............................    0.00     0.00     0.00     0.00    18.15     0.35     0.00     0.00
June 2006.............................    0.00     0.00     0.00     0.00    14.50     0.00     0.00     0.00
July 2006.............................    0.00     0.00     0.00     0.00    10.86     0.00     0.00     0.00
August 2006...........................    0.00     0.00     0.00     0.00     7.22     0.00     0.00     0.00
September 2006........................    0.00     0.00     0.00     0.00     3.60     0.00     0.00     0.00
October 2006..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
November 2006.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
December 2006.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
January 2007..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
February 2007.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
March 2007............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
April 2007............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
May 2007..............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
June 2007.............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
July 2007.............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
August 2007...........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
September 2007........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
October 2007..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
November 2007.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
December 2007.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
January 2008..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
February 2008.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
March 2008............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
April 2008............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
May 2008..............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
June 2008.............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
July 2008.............................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
August 2008...........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
September 2008........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
October 2008..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
November 2008.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
December 2008.........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
January 2009..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
WEIGHTED AVERAGE LIFE (YEARS).........    0.36     0.31     0.25     0.18     1.61     1.34     0.97     0.73
WEIGHTED AVERAGE LIFE (YEARS)(1)......    0.36     0.31     0.25     0.18     1.61     1.34     0.97     0.73

                                                 CLASS A-3 NOTES                     CLASS A-4 NOTES
                                        ---------------------------------   ---------------------------------
          DISTRIBUTION DATE              0.5%     1.0%     1.8%     2.5%     0.5%     1.0%     1.8%     2.5%
          -----------------             ------   ------   ------   ------   ------   ------   ------   ------
Closing Date..........................  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
April 2004............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
May 2004..............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
June 2004.............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
July 2004.............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
August 2004...........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
September 2004........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
October 2004..........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
November 2004.........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
December 2004.........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
January 2005..........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
February 2005.........................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
March 2005............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
April 2005............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
May 2005..............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
June 2005.............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
July 2005.............................  100.00   100.00   100.00    88.85   100.00   100.00   100.00   100.00
August 2005...........................  100.00   100.00   100.00    73.59   100.00   100.00   100.00   100.00
September 2005........................  100.00   100.00   100.00    58.68   100.00   100.00   100.00   100.00
October 2005..........................  100.00   100.00   100.00    44.13   100.00   100.00   100.00   100.00
November 2005.........................  100.00   100.00    88.41    29.93   100.00   100.00   100.00   100.00
December 2005.........................  100.00   100.00    76.30    16.09   100.00   100.00   100.00   100.00
January 2006..........................  100.00   100.00    64.44     2.62   100.00   100.00   100.00   100.00
February 2006.........................  100.00   100.00    52.82     0.00   100.00   100.00   100.00    93.68
March 2006............................  100.00   100.00    41.46     0.00   100.00   100.00   100.00    86.01
April 2006............................  100.00   100.00    30.34     0.00   100.00   100.00   100.00    78.58
May 2006..............................  100.00   100.00    19.49     0.00   100.00   100.00   100.00    71.37
June 2006.............................  100.00    90.46     8.89     0.00   100.00   100.00   100.00    64.41
July 2006.............................  100.00    80.10     0.00     0.00   100.00   100.00    99.13    57.68
August 2006...........................  100.00    69.91     0.00     0.00   100.00   100.00    93.06    51.20
September 2006........................  100.00    59.88     0.00     0.00   100.00   100.00    87.16    44.97
October 2006..........................   99.96    50.02     0.00     0.00   100.00   100.00    81.43    38.99
November 2006.........................   89.97    40.31     0.00     0.00   100.00   100.00    75.87     0.00
December 2006.........................   80.25    30.92     0.00     0.00   100.00   100.00    70.50     0.00
January 2007..........................   71.91    22.52     0.00     0.00   100.00   100.00    65.37     0.00
February 2007.........................   63.60    14.23     0.00     0.00   100.00   100.00    60.41     0.00
March 2007............................   55.31     6.07     0.00     0.00   100.00   100.00    55.61     0.00
April 2007............................   47.04     0.00     0.00     0.00   100.00    98.81    50.99     0.00
May 2007..............................   38.83     0.00     0.00     0.00   100.00    94.06    46.54     0.00
June 2007.............................   30.65     0.00     0.00     0.00   100.00    89.38    42.28     0.00
July 2007.............................   22.50     0.00     0.00     0.00   100.00    84.77    38.18     0.00
August 2007...........................   14.37     0.00     0.00     0.00   100.00    80.25     0.00     0.00
September 2007........................    6.26     0.00     0.00     0.00   100.00    75.80     0.00     0.00
October 2007..........................    0.00     0.00     0.00     0.00    98.91    71.44     0.00     0.00
November 2007.........................    0.00     0.00     0.00     0.00    94.05    67.16     0.00     0.00
December 2007.........................    0.00     0.00     0.00     0.00    89.22    62.96     0.00     0.00
January 2008..........................    0.00     0.00     0.00     0.00    84.54    58.94     0.00     0.00
February 2008.........................    0.00     0.00     0.00     0.00    79.87    55.00     0.00     0.00
March 2008............................    0.00     0.00     0.00     0.00    75.47    51.31     0.00     0.00
April 2008............................    0.00     0.00     0.00     0.00    71.08    47.70     0.00     0.00
May 2008..............................    0.00     0.00     0.00     0.00    66.72    44.18     0.00     0.00
June 2008.............................    0.00     0.00     0.00     0.00    62.37    40.74     0.00     0.00
July 2008.............................    0.00     0.00     0.00     0.00    58.04    37.38     0.00     0.00
August 2008...........................    0.00     0.00     0.00     0.00    53.73     0.00     0.00     0.00
September 2008........................    0.00     0.00     0.00     0.00    49.44     0.00     0.00     0.00
October 2008..........................    0.00     0.00     0.00     0.00    45.18     0.00     0.00     0.00
November 2008.........................    0.00     0.00     0.00     0.00    40.93     0.00     0.00     0.00
December 2008.........................    0.00     0.00     0.00     0.00    36.70     0.00     0.00     0.00
January 2009..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
WEIGHTED AVERAGE LIFE (YEARS).........    3.16     2.70     2.05     1.66     4.49     4.03     3.12     2.47
WEIGHTED AVERAGE LIFE (YEARS)(1)......    3.16     2.70     2.05     1.66     4.64     4.21     3.27     2.56

---------------

(1) This calculation assumes that WFSRC4 does not exercise its Optional Purchase right.

         PERCENTAGE OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES

                                                  CLASS B NOTES                       CLASS C NOTES              CLASS D NOTES
                                        ---------------------------------   ---------------------------------   ---------------
          DISTRIBUTION DATE              0.5%     1.0%     1.8%     2.5%     0.5%     1.0%     1.8%     2.5%     0.5%     1.0%
          -----------------             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Closing Date..........................  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
April 2004............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
May 2004..............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
June 2004.............................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
July 2004.............................  100.00   100.00   100.00    87.71   100.00   100.00   100.00   100.00   100.00   100.00
August 2004...........................  100.00   100.00   100.00    81.77   100.00   100.00   100.00    81.79   100.00   100.00
September 2004........................  100.00   100.00    88.43    78.31   100.00   100.00    88.45    78.33   100.00   100.00
October 2004..........................   97.04    93.14    84.93    74.91    97.07    93.16    84.95    74.93    98.68    93.10
November 2004.........................   94.95    90.57    81.49    71.56    94.98    90.60    81.52    71.58    94.92    90.54
December 2004.........................   92.86    88.03    78.13    68.27    92.89    88.05    78.16    68.29    92.83    88.00
January 2005..........................   90.78    85.51    74.85    65.04    90.81    85.54    74.87    65.06    90.75    85.48
February 2005.........................   88.70    83.02    71.64    61.86    88.72    83.04    71.66    61.88    88.67    82.99
March 2005............................   86.62    80.55    68.51    58.75    86.64    80.57    68.53    58.76    86.59    80.52
April 2005............................   84.55    78.11    65.45    55.69    84.57    78.13    65.47    55.71    84.51    78.08
May 2005..............................   82.47    75.69    62.48    52.70    82.50    75.72    62.49    52.71    82.44    75.67
June 2005.............................   80.41    73.31    59.58    49.76    80.43    73.33    59.60    49.78    80.38    73.28
July 2005.............................   78.34    70.94    56.77    46.89    78.36    70.96    56.78    46.90    78.31    70.92
August 2005...........................   76.28    68.61    54.03    44.08    76.30    68.63    54.05    44.09    76.25    68.58
September 2005........................   74.22    66.30    51.48    41.34    74.24    66.32    51.49    41.35    74.20    66.28
October 2005..........................   72.17    64.02    49.11    38.66    72.19    64.04    49.12    38.67    72.14    64.00
November 2005.........................   70.12    61.77    46.81    36.04    70.14    61.79    46.82    36.05    70.09    61.75
December 2005.........................   68.07    59.55    44.58    33.50    68.09    59.57    44.59    33.51    68.05    59.53
January 2006..........................   66.03    57.36    42.40    31.02    66.05    57.38    42.41    31.03    66.01    57.34
February 2006.........................   64.00    55.20    40.26    28.61    64.01    55.22    40.27    28.61    63.97    55.18
March 2006............................   61.96    53.07    38.17    26.26    61.98    53.09    38.18    26.27    61.94    53.05
April 2006............................   60.09    51.08    36.12    23.99    60.10    51.10    36.13    24.00    60.07    51.06
May 2006..............................   58.22    49.12    34.12    21.79    58.23    49.13    34.13    21.80    58.20    49.10
June 2006.............................   56.35    47.19    32.17    19.67    56.37    47.20    32.18    19.67    56.33    47.17
July 2006.............................   54.49    45.28    30.27    17.61    54.50    45.29    30.28    17.62    54.47    45.26
August 2006...........................   52.63    43.40    28.42    15.63    52.65    43.42    28.42    15.64    52.61    43.39
September 2006........................   50.78    41.56    26.62    13.73    50.80    41.57    26.62    12.44    50.76    41.54
October 2006..........................   48.94    39.74    24.86    11.90    48.95    39.75    24.87     6.71    48.92    39.73
November 2006.........................   47.10    37.96    23.17     0.00    47.11    37.97    23.17     0.00    47.08    37.94
December 2006.........................   45.31    36.23    21.53     0.00    45.32    36.24    21.53     0.00    45.29    36.21
January 2007..........................   43.77    34.68    19.96     0.00    43.78    34.69    19.97     0.00    43.76    34.67
February 2007.........................   42.24    33.15    18.45     0.00    42.25    33.16    18.45     0.00    42.23    33.14
March 2007............................   40.72    31.65    16.98     0.00    40.73    31.66    16.99     0.00    40.70    31.64
April 2007............................   39.19    30.17    15.57     0.00    39.21    30.18    15.57     0.00    39.18    30.16
May 2007..............................   37.68    28.72    14.21     0.00    37.69    28.73    13.95     0.00    37.67    28.71
June 2007.............................   36.18    27.29    12.91     0.00    36.19    27.30     9.86     0.00    36.16    27.28
July 2007.............................   34.68    25.89    11.66     0.00    34.69    25.89     5.95     0.00    34.66    25.88
August 2007...........................   33.18    24.50     0.00     0.00    33.19    24.51     0.00     0.00    33.17    24.49
September 2007........................   31.69    23.15     0.00     0.00    31.70    23.15     0.00     0.00    31.68    23.14
October 2007..........................   30.20    21.81     0.00     0.00    30.21    21.82     0.00     0.00    30.19    20.85
November 2007.........................   28.72    20.51     0.00     0.00    28.73    20.51     0.00     0.00    28.71    17.20
December 2007.........................   27.24    19.22     0.00     0.00    27.25    19.23     0.00     0.00    27.23    13.63
January 2008..........................   25.81    18.00     0.00     0.00    25.82    18.00     0.00     0.00    25.80    10.20
February 2008.........................   24.39    16.79     0.00     0.00    24.40    16.80     0.00     0.00    24.38     6.85
March 2008............................   23.04    15.67     0.00     0.00    23.05    15.67     0.00     0.00    23.04     3.71
April 2008............................   21.71    14.57     0.00     0.00    21.71    14.57     0.00     0.00    20.55     0.63
May 2008..............................   20.37    13.49     0.00     0.00    20.38    11.68     0.00     0.00    16.83     0.00
June 2008.............................   19.04    12.44     0.00     0.00    19.05     8.39     0.00     0.00    13.13     0.00
July 2008.............................   17.72    11.41     0.00     0.00    17.73     5.18     0.00     0.00     9.44     0.00
August 2008...........................   16.41     0.00     0.00     0.00    16.41     0.00     0.00     0.00     5.77     0.00
September 2008........................   15.10     0.00     0.00     0.00    15.10     0.00     0.00     0.00     2.12     0.00
October 2008..........................   13.79     0.00     0.00     0.00    12.64     0.00     0.00     0.00     0.00     0.00
November 2008.........................   12.50     0.00     0.00     0.00     8.57     0.00     0.00     0.00     0.00     0.00
December 2008.........................   11.21     0.00     0.00     0.00     4.53     0.00     0.00     0.00     0.00     0.00
January 2009..........................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
WEIGHTED AVERAGE LIFE (YEARS).........    2.77     2.41     1.84     1.44     2.76     2.40     1.83     1.45     2.71     2.34
WEIGHTED AVERAGE LIFE (YEARS)(1)......    2.79     2.43     1.85     1.46     2.76     2.41     1.83     1.45     2.71     2.34

                                         CLASS D NOTES
                                        ---------------
          DISTRIBUTION DATE              1.8%     2.5%
          -----------------             ------   ------
Closing Date..........................  100.00%  100.00%
April 2004............................  100.00   100.00
May 2004..............................  100.00   100.00
June 2004.............................  100.00   100.00
July 2004.............................  100.00   100.00
August 2004...........................  100.00    97.51
September 2004........................   94.76    78.28
October 2004..........................   84.89    74.88
November 2004.........................   81.46    71.53
December 2004.........................   78.11    68.25
January 2005..........................   74.82    65.01
February 2005.........................   71.61    61.84
March 2005............................   68.48    58.73
April 2005............................   65.43    55.67
May 2005..............................   62.45    52.68
June 2005.............................   59.56    49.74
July 2005.............................   56.75    46.87
August 2005...........................   54.01    44.07
September 2005........................   51.46    41.32
October 2005..........................   49.09    38.64
November 2005.........................   46.79    36.03
December 2005.........................   44.56    33.48
January 2006..........................   42.38    31.01
February 2006.........................   40.24    28.60
March 2006............................   38.15    26.25
April 2006............................   36.11    23.98
May 2006..............................   34.11    20.80
June 2006.............................   32.16    14.86
July 2006.............................   30.26     9.13
August 2006...........................   28.41     3.61
September 2006........................   26.61     0.00
October 2006..........................   24.86     0.00
November 2006.........................   23.16     0.00
December 2006.........................   20.05     0.00
January 2007..........................   15.68     0.00
February 2007.........................   11.46     0.00
March 2007............................    7.37     0.00
April 2007............................    3.43     0.00
May 2007..............................    0.00     0.00
June 2007.............................    0.00     0.00
July 2007.............................    0.00     0.00
August 2007...........................    0.00     0.00
September 2007........................    0.00     0.00
October 2007..........................    0.00     0.00
November 2007.........................    0.00     0.00
December 2007.........................    0.00     0.00
January 2008..........................    0.00     0.00
February 2008.........................    0.00     0.00
March 2008............................    0.00     0.00
April 2008............................    0.00     0.00
May 2008..............................    0.00     0.00
June 2008.............................    0.00     0.00
July 2008.............................    0.00     0.00
August 2008...........................    0.00     0.00
September 2008........................    0.00     0.00
October 2008..........................    0.00     0.00
November 2008.........................    0.00     0.00
December 2008.........................    0.00     0.00
January 2009..........................    0.00     0.00
WEIGHTED AVERAGE LIFE (YEARS).........    1.78     1.42
WEIGHTED AVERAGE LIFE (YEARS)(1)......    1.78     1.42

---------------

(1) This calculation assumes that WFSRC4 does not exercise its Optional Purchase right.

     The weighted average life of a Note is determined for the above table by
(i) multiplying the amount of each principal payment on the Note by the number of periods from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

     The foregoing tables have been prepared based on the assumptions described under "Weighted Average Lives of the Notes", including the assumptions regarding the characteristics and performance of the Contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS, at December 31, 2001 through December 31, 2003 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS for the years ended December 31, 2001 through December 31, 2003. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78's contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to chargeoff a contract that becomes 120 days delinquent or is classified as a non-performing asset, whether that contract is owned by WFS or serviced by WFS for others. WFS believes that its chargeoff policy is consistent with that customarily used in the automobile finance industry.

                        CONTRACT DELINQUENCY EXPERIENCE

                                                                                   AS OF DECEMBER 31,
                                                        -------------------------------------------------------------------------
                                                                 2003                      2002                     2001
                                                        -----------------------   ----------------------   ----------------------
                                                         NUMBER                    NUMBER                   NUMBER
                                                           OF                        OF                       OF
                                                        CONTRACTS     AMOUNT      CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                                        ---------   -----------   ---------   ----------   ---------   ----------
                                                                                 (DOLLARS IN THOUSANDS)
Contracts serviced....................................   826,122    $10,596,665    757,269    $9,389,974    690,401    $8,152,882
                                                         =======    ===========    =======    ==========    =======    ==========
Period of delinquency
 30 - 59 days.........................................    21,975    $   219,937     23,176    $  238,204     21,907    $  217,873
 60 - 89 days.........................................     6,609         65,135      6,612        64,472      6,227        60,685
 90 days or more......................................     2,367         21,993      2,688        25,819      2,571        24,605
                                                         -------    -----------    -------    ----------    -------    ----------
   Total contracts and amount delinquent..............    30,951    $   307,065     32,476    $  328,495     30,705    $  303,163
                                                         =======    ===========    =======    ==========    =======    ==========
Delinquencies as a percentage of number and amount of
 contracts outstanding................................      3.75%          2.90%      4.29%         3.50%      4.45%         3.72%

                            CONTRACT LOSS EXPERIENCE

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                                  2003          2002         2001
                                                               -----------   ----------   ----------
                                                                      (DOLLARS IN THOUSANDS)
Contracts serviced at end of period.........................   $10,596,665   $9,389,974   $8,152,882
                                                               ===========   ==========   ==========
  Average during period.....................................   $10,051,754   $8,845,635   $7,576,681
                                                               ===========   ==========   ==========
  Gross chargeoffs of contracts during period...............   $   350,714   $  327,161   $  236,834
  Recoveries of contracts charged off in current and prior
    periods.................................................        89,027       82,372       64,626
                                                               -----------   ----------   ----------
  Net chargeoffs............................................   $   261,687   $  244,789   $  172,208
                                                               ===========   ==========   ==========
  Net chargeoffs as a percentage of average contracts
    outstanding during period (annualized)..................          2.60%        2.77%        2.27%

     Delinquencies as a percentage of amount of contracts outstanding decreased 5.9% from December 31, 2001 to 3.50% at December 31, 2002, then decreased 17.1% from December 31, 2002 to 2.90% at December 31, 2003.

     Net chargeoffs as a percentage of contracts outstanding for contracts originated and serviced by WFS increased 22.0% from 2001 to 2.77% in 2002, then decreased 6.1% from 2002 to 2.60% in 2003.

     The U.S. economic slowdown that began in 2001, which has led to higher unemployment, an increase in the number of personal bankruptcy filings, a higher number of repossessions and lower resale prices for repossessed automobiles and light duty trucks, has resulted in higher credit losses and delinquencies. Recent economic improvements and an increase in the percentage of prime contracts originated by WFS have resulted in lower delinquency and loss percentages for 2003. As the characteristics of the Contracts transferred to the Trust may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these Contracts will be similar.

                                USE OF PROCEEDS

     WFSRC4 will apply the net proceeds from the sale of the Notes -- the proceeds of the public offering of the Notes minus expenses relating to the offering -- to the purchase of the Contracts from WFS.

                                   THE NOTES

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee to be dated as of February 1, 2004. A copy of the Indenture will be filed with the Securities and Exchange Commission within 15 days of the Closing Date. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office. The following summary and the information contained under "Certain Information Regarding the Securities" in the prospectus describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.

DISTRIBUTION DATES

     Payments of interest and principal will be made monthly on the 20th of each month, or if that is not a Business Day, on the next following Business Day, beginning on April 20, 2004. The priority of payment of interest and principal will be made as described below under "-- Distribution of Net Collections and Spread Account Amounts", "-- Payments of Interest" and "-- Payments of Principal". Unless paid sooner, the full amount of principal outstanding on each class of Notes will be due and payable on its Final Scheduled Distribution Date. Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately preceding that Distribution Date or, in the event that Definitive Securities are issued under the circumstances described under "Certain Information Regarding the Securities -- Definitive Securities" in the prospectus, to holders of record as of the 15th day of the month preceding the month in which related Distribution Date occurs.

DISTRIBUTION OF NET COLLECTIONS AND SPREAD ACCOUNT AMOUNTS

     On each Distribution Date, the Indenture Trustee will distribute all funds available for distribution. The funds available to the Noteholders for distribution are the sum of (i) Net Collections on the Contracts received during the related Collection Period, less the Servicing Fee due to the Master Servicer and the fees and expenses due to the Trustees and (ii) all amounts on deposit in the Spread Account, which sum is to be deposited into the Note Distribution Account on the Business Day preceding the Distribution Date.

     Distribution of Net Collections and the Spread Account Amount. On each Distribution Date, Net Collections on deposit in the Collection Account and amounts on deposit in the Spread Account are to be allocated in the following amounts and order of priority and paid as set forth in "-- Payments of Interest" and "-- Payments of Principal":

          first, to the Master Servicer, any due and unpaid Servicing Fees;

          second, to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them;

          third, to the Note Distribution Account for the benefit of the holders of Class A Notes, ratably, the Interest Distributable Amount for each class of Class A Notes;

          fourth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under "-- Payments of Principal", the Class A Undercollateralization Amount;

          fifth, to the Note Distribution Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

          sixth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under "-- Payments of Principal", the Class B Undercollateralization Amount;

          seventh, to the Note Distribution Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

          eighth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under "-- Payments of Principal", the Class C Undercollateralization Amount;

          ninth, to the Note Distribution Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes;

          tenth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under "-- Payments of Principal", the Class D Undercollateralization Amount;

          eleventh, to the Spread Account, the Specified Spread Account Balance;

          twelfth, to the Note Distribution Account, the Overcollateralization Distributable Amount; and

          thirteenth, to the Spread Account, any remaining funds.

     Other Distributions from the Spread Account. If any class of Notes has not been paid in full on any Distribution Date on and after its Final Scheduled Distribution Date (after giving effect to the distribution of Net Collections and amounts in the Spread Account on such Distribution Date), the Indenture Trustee will distribute to the holders of that class of Notes from amounts on deposit in the Spread Account, an amount equal to the lesser of the funds on deposit in the Spread Account and the outstanding principal amount of that class of Notes. If the amount on deposit in the Spread Account on any Distribution Date, after giving effect to all deposits to it or withdrawals from it on that Distribution Date, including the withdrawal described in the preceding sentence, is greater than the Specified Spread Account Balance or the outstanding principal amount of the Notes (after giving effect to all payments made on such Distribution Date), the Indenture Trustee will distribute any excess, first to WFSRC4 until it has received an amount equal to its Spread Account Initial Deposit and second to WFSRC4 and any other holders of the certificates. Neither WFSRC4 nor any other holder of certificates will be required to refund any amounts to the Spread Account properly distributed to it, whether or not there are sufficient funds available on any subsequent Distribution Date to make full distributions to the holders of the Notes.

PAYMENTS OF INTEREST

     Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first

Distribution Date) to, but excluding, the next Distribution Date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.

     Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the fixed interest rate applicable to each class from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date, to the extent that funds are available, as described in "-- Distribution of Net Collections and Spread Account
Amounts -- Distribution of Net Collections and Spread Account Amount", the Noteholders of each class will receive interest that accrued as described above at the interest rate for that class. Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in proportion to the interest due on each class.

     Interest will not be paid on the (i) Class B Notes, Class C Notes or Class D Notes unless all interest then due on the Class A Notes, including any Interest Carryover Shortfall Amount, has been paid in full, (ii) Class C Notes or the Class D Notes unless all interest then due on the Class B Notes, including any Interest Carryover Shortfall Amount, has been paid in full and
(iii) Class D Notes unless all interest then due on the Class C Notes, including any Interest Carryover Shortfall Amount, has been paid in full.

     Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate. Interest payments on the Notes will be made from Net Collections after payment of all accrued and unpaid Trustees' fees and other administrative fees of the Trust and the Servicing Fee. See "The Notes -- Distribution on the
Notes -- Deposits to the Distribution Accounts; Priority of Payments".

PAYMENTS OF PRINCIPAL

     On each Distribution Date, all Net Collections and the Spread Account Amount will be aggregated and will be paid out of the Note Distribution Account in the following amounts and order of priority:

          first, to the holders of the Class A Notes, in the priority set forth in the following paragraph, the Class A Principal Distributable Amount;

          second, to the holders of the Class B Notes, the Class B Principal Distributable Amount;

          third, to the holders of the Class C Notes, the Class C Principal Distributable Amount; and

          fourth, to the holders of the Class D Notes, the Class D Principal Distributable Amount.

     The amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various subclasses of Class A Notes in the following order of priority:

          first, to the holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

          second, to the holders of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

          third, to the holders of the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

          fourth, to the holders of the Class A-4 Notes until the Class A-4 Notes have been paid in full.

     In general, if the Net Collections and Spread Account Amount deposited into the Note Distribution Account on a Distribution Date are sufficient, principal on that Distribution Date will be allocated in a manner intended generally to maintain credit support, not including amounts on deposit in the Spread Account, for each class, after giving effect to such allocation, in an amount equal to the greater of the

Overcollateralization Floor Amount and the following respective approximate percentages of the Aggregate Principal Balance as of the last day of the related Collection Period:

     - for the Class A Notes, with respect to any Distribution Date, 19.07%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the approximate percentage for each subsequent Distribution Date will equal 19.93%;

     - for the Class B Notes, with respect to any Distribution Date, 14.88%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, approximate percentage for each subsequent Distribution Date will equal 15.79%;

     - for the Class C Notes, with respect to any Distribution Date, 10.13%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the approximate percentage for each subsequent Distribution Date will equal 11.09%; and

     - for the Class D Notes, with respect to any Distribution Date, 6.50%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the approximate percentage for each subsequent Distribution Date will equal 7.50%.

     These general rules are subject, however, to the following exceptions:

     - until the Class A-1 Notes have been paid in full, all amounts paid in respect of principal on the Notes will be paid to the holders of the Class A-1 Notes;

     - in no event will the principal paid in respect of a class of Notes exceed the unpaid principal balance of that class of Notes;

     - on any Distribution Date that the Net Cumulative Chargeoff Percentage for that Distribution Date exceeds the related Sequential Payment Trigger, all principal payments, up to the Aggregate Principal Distributable Amount, will be made to the outstanding class of Notes with the highest alphabetical designation until that class has been paid in full;

     - on the Final Scheduled Distribution Date for each class of Notes, the principal paid in respect of that class of Notes, to the extent of available funds, will be equal to the amount necessary to reduce the outstanding principal balance of that class to zero;

     - in the event of any shortfall in the amount of funds available for principal payments on the Notes on any Distribution Date, no principal payments will be made on (i) the Class B Notes until all amounts payable with respect to the Class A Notes on that Distribution Date have been paid in full, (ii) the Class C Notes until all amounts payable with respect to the Class B Notes on that Distribution Date have been paid in full and (iii) the Class D Notes until all amounts payable with respect to the Class C Notes on that Distribution Date have been paid in full; and

     - if the Notes are accelerated following an Event of Default, principal payments will be in the priority described under "-- Events of Default -- Priority of Payments Upon the Acceleration of the Notes".

     The actual date on which the outstanding principal amount of any class of Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "-- Optional Purchase" and "The Seller -- Breach of Representations and Warranties; Defective Contract Documentation" in this prospectus supplement and "Certain Information Regarding the Securities -- Prepayment Considerations" and "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus.

     All payments in respect of the certificates issued to WFSRC4 will be subordinated to payments on the Notes. Payments on the certificates will only be made from funds released from the Spread Account. See "-- Distributions of Net Collections and Spread Account Amounts -- Other Distributions from Spread Account."

CREDIT ENHANCEMENTS

     Subordination. Interest and principal payments on the Notes will be subordinated on each Distribution Date as follows:

     - no interest will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full, no interest will be paid on the Class C Notes or the Class D Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full and no interest will be paid on the Class D Notes until all interest due on the Class C Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full; and

     - no principal will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full, no principal will be paid on the Class C Notes or the Class D Notes until all principal due on the Class B Notes on that Distribution Date has been paid in full and no principal will be paid on the Class D Notes until all principal due on the Class C Notes on that Distribution Date has been paid in full.

     The subordination is intended to decrease the risk of default by the trust with respect to payments due on the more senior classes of Notes.

     Overcollateralization. To the extent that at any time the Aggregate Principal Balance is greater than the aggregate principal amount of the outstanding Notes, the Notes will be overcollateralized by that difference. That overcollateralization will be available to absorb losses on the Contracts. The initial level of overcollateralization is 1.50% as the aggregate principal amount of Notes to be issued is equal to 98.50% of the Cut-off Date Aggregate Principal Balance. In the absence of losses and delinquencies, the level of overcollateralization will increase through the accelerated repayment of the Notes as described above under "-- Distribution of Net Collections and Spread Account Amount". That repayment will be funded primarily from interest collections on the Contracts in excess of the interest paid on the Notes and other fees required to be paid by the Trust. The level of overcollateralization will be increased to and maintained at an amount, known as the "Overcollateralization Amount", which amount will be equal to, with respect to any Distribution Date, 6.50% of the Aggregate Principal Balance as of the last day of the related Collection Period; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger for such Distribution Date, the Overcollateralization Amount for such Distribution Date and each subsequent Distribution Date will equal 7.50% of the Aggregate Principal Balance as of the last day of the related Collection Period. Notwithstanding the foregoing, the Overcollateralization Amount on any Distribution Date will not be less than $19,500,000, which equals 1.30% of the Cut-Off Date Aggregate Principal Balance, which amount is the "Overcollateralization Floor Amount".

     It is anticipated that after the Overcollateralization Amount first equals 6.50% of the Aggregate Principal Balance as of the last day of a Collection Period, the Overcollateralization Amount will decrease over time as the Aggregate Principal Balance decreases.

     Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account, as well as in all investments made with the amounts on deposit in or credited to the Spread Account. On the Closing Date, WFSRC4 will deposit $15,000,000 into the Spread Account, which amount will equal 1.00% of the Cut-Off Date Aggregate Principal Balance. On each Distribution Date, all Net Collections and the Spread Account Amount remaining after the distributions described in clauses first through tenth under "-- Distribution of Net Collections and Spread Account Amounts" have been made will be deposited into the Spread Account until the amount on deposit in the Spread Account is equivalent to the Specified Spread Account Balance, which will equal the lesser of (a) the aggregate principal amount of the Notes outstanding immediately prior to such Distribution Date and (b) the greater of (i) 1.00% of the Aggregate Principal Balance as of the last day of the related Collection Period, (ii) 0.50% of the Cut-Off Date Aggregate Principal Balance or (iii) if the Net Cumulative Chargeoff Percentage for the related Distribution Date is greater than the Spread Account Trigger for that Distribution Date, 1.20% of the Cut-Off Date Aggregate Principal Balance. The amount on deposit in the Spread Account is required to be maintained at an amount equivalent to, as so determined on each Distribution Date, the lesser of the Specified Spread Account Balance or the outstanding principal amount of the Notes (after giving effect to all payments made on such Distribution Date), as long as any class of Notes is outstanding.

     Amounts on deposit in the Spread Account will be available to fund distributions as described under "-- Distribution of Net Collections and Spread Account Amounts", including:

     - to pay interest on the Notes;

     - to pay principal on a class of Notes on its Final Scheduled Distribution Date to the extent necessary to reduce the outstanding principal balance of that class of Notes to zero; and

     - to pay principal on the Notes to the extent necessary to reduce the outstanding principal balance of the Notes to an amount equal to the Aggregate Principal Balance.

     Amounts in the Spread Account will continue to be held for the benefit of the holders of the Notes and those amounts will be invested in eligible investments acceptable to the Rating Agencies. Investment income earned on monies on deposit in or credited to the Spread Account will be credited to the Spread Account. Any investment losses will be charged against the Spread Account.

     The Master Servicer may, from time to time after the date of this prospectus supplement, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and that would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any new formula or manner of funding would not, in and of itself, result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, then the Specified Spread Account Balance will be determined in accordance with that new formula or will be funded in the manner so permitted. The Sale and Servicing Agreement will accordingly be amended to reflect that new formula or manner of funding, which amendment will not require the consent of any Noteholder.

OPTIONAL PURCHASE

     Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date as of which an Optional Purchase occurs. An Optional Purchase may occur on any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance of the Contracts is equal to or less than $150,000,000. The redemption price for each class of Notes will equal the unpaid principal amount plus accrued and unpaid interest on that class of Notes through the related Interest Period. Upon payment of the redemption price the repurchased Contracts will be transferred back to WFSRC4 and the Trust will be terminated.

THE INDENTURE TRUSTEE

     Deutsche Bank Trust Company Americas will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its corporate trust office is located at 60 Wall Street, 26th Floor, MS NYC60-2606, New York, New York 10005. Neither WFSRC4, the Master Servicer nor any of their respective affiliates is an affiliate of the Indenture Trustee.

     The Indenture Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

     Deutsche Bank Trust Company Americas will also act as backup master servicer. In its capacity as backup master servicer, Deutsche Bank Trust Company Americas will periodically receive certain information relating to the Contracts from the Master Servicer. Deutsche Bank Trust Company Americas will be paid a fee for, and be reimbursed for expenses relating to, the performance of it duties as backup master servicer. The Master Servicer will pay these amounts from its Servicing Fee.

EVENTS OF DEFAULT

     Upon the occurrence of an Event of Default under the Indenture as described under "The Notes -- Events of Default" in the prospectus:

          (1) The Indenture Trustee may, or if requested in writing by holders of at least a majority of the voting interests of the Notes of the Controlling Class shall, declare the Notes due and payable at par, together with accrued interest on the Notes.

          (2) Notwithstanding any of the foregoing, upon the occurrence of a Trust Insolvency, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

          (3) Upon the occurrence of an Event of Default relating to the payment of principal of any class of Notes, a default for five days or more in the payment of interest of the Notes of the Controlling Class or a Trust Insolvency, in each case resulting in acceleration of the Notes, the Indenture Trustee, or the Master Servicer at the written direction of the Indenture Trustee, may sell or otherwise liquidate all or part of the property of the Trust, in whole or in part, on any date or dates following such acceleration without obtaining the consent of the holders of the Notes or may elect to have the Trust maintain possession of its property and apply Net Collections as received. Upon the occurrence of any other Event of Default resulting in the acceleration of the Notes, the Indenture Trustee may not sell or otherwise liquidate the property of the Trust unless:

        - the proceeds from such sale or liquidation are sufficient to pay all outstanding principal and accrued interest on the Notes;

        - holders of 100% of the voting interests of the Notes of the Controlling Class consent to such sale or liquidation; or

        - the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Indenture Trustee provides prior written notice of that sale or liquidation to each Rating Agency and holders of at least 66 2/3% of the voting interests of the Notes of the Controlling Class consent to that sale or liquidation.

     The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to whether (i) the proceeds of a sale or other liquidation of trust property would be sufficient to pay all outstanding principal of and accrued interest on the Notes or (ii) the trust property would provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable.

     Under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for any of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes or as Indenture Trustee for all of the Notes if an Event of Default occurs. In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for one or more of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

     Priority of Payments Upon the Acceleration of the Notes. Following the occurrence and during the continuation of an Event of Default (other than an Event of Default based on the Trust's breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of payments will change to the following order of priority:

     - to the Master Servicer, any Servicing Fees due to it;

     - to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them;

     - to the holders of the Class A Notes, interest on the Class A Notes, ratably;

     - to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

     - to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ratably, principal on those Notes until those Notes have been paid in full;

     - to the holders of the Class B Notes, interest on the Class B Notes;

     - to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

     - to the holders of the Class C Notes, interest on the Class C Notes;

     - to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

     - to the holders of the Class D Notes, interest on the Class D Notes;

     - to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

     - to WFSRC4, until it has received full repayment of its Spread Account Initial Deposit; and

     - to WFSRC4, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.

     Following the occurrence and during the continuation of an Event of Default (due to the Trust's breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of payments will change from that set forth above to the following order of priority:

     - to the Master Servicer, any Servicing Fees due to it;

     - to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them;

     - to the holders of the Class A Notes, interest on the Class A Notes, ratably;

     - to the holders of the Class B Notes, interest on the Class B Notes;

     - to the holders of the Class C Notes, interest on the Class C Notes;

     - to the holders of the Class D Notes, interest on the Class D Notes;

     - to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

     - to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ratably, principal on those Notes until those have been paid in full;

     - to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

     - to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

     - to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

     - to WFSRC4, until it has received full repayment of its Spread Account Initial Deposit; and

     - to WFSRC4, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.

     Limitation of Suits. If an Event of Default occurs and is continuing, the Indenture Trustee will not be required to exercise any of its rights or powers at the request or direction of any Noteholders if it reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. No holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, unless:

     - the holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     - the holders of at least 25% of the voting interests of the Notes of the Controlling Class have made written request to the Indenture Trustee to institute the proceeding in respect of such Event of Default in its own name as Indenture Trustee;

     - such holder or holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request;

     - the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute the proceedings; and

     - no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the voting interests of the Notes of the Controlling Class.

     In the event that the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of holders of Notes, each representing less than a majority of the outstanding principal balance of the Notes of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken.

     Waiver of Past Defaults. Holders of at least a majority of the voting interests of the Notes of the Controlling Class may waive any past Event of Default and its consequences except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision in the Indenture which cannot be modified or amended without the consent of the holder of each Note. In the case of any such waiver, the Trust, the Trustees and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no waiver will extend to any subsequent or other default or impair any right consequent thereto.

     Upon any waiver of a default, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom will be deemed to have been cured and not to have occurred but no waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

NET COLLECTIONS

     As more fully described in the prospectus under "Certain Information Regarding the Securities -- The Accounts and Eligible Investments", all Net Collections will be deposited in or credited to the Collection Account. Distributions on the Notes will be made on each Distribution Date out of (i) Net Collections for the related Collection Period, which include, among other things, payments in respect of the Contracts, interest earned on the amounts on deposit in the Collection Account and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances" in the prospectus and (ii) amounts on deposit in the Spread Account. The Net Collections and the Spread Account Amount on each Distribution Date will be applied as described under "The Notes -- Distribution of Net Collections and Spread Account Amounts".

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust, net of all reasonable expenses of sale, including reasonable attorneys' fees incurred by the Indenture Trustee, will be treated as Net Collections and will be distributed in the priorities described under "The Notes -- Events of Default".

DISTRIBUTION REPORTS; STATEMENTS TO NOTEHOLDERS

     On or before the fifth business day prior to each Distribution Date, the Master Servicer will deliver to the Trustees and the Rating Agencies a Distribution Date statement setting forth, among other things, the following amounts with respect to the related Collection Period and that Distribution
Date:

     - the amount of funds in the Collection Account allocable to Net Collections for the related Collection Period, excluding any Advances and repurchase amounts;

     - the amount required to repurchase all Contracts repurchased by the Seller and the Master Servicer during the related Collection Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the Overcollateralization Amount and the amount by which the Aggregate Principal Balance as of the last day of the related Collection Period exceeds the outstanding principal amount of the Notes (after giving effect to any payments made to holders of the Notes on that Distribution
       Date);

     - the application of funds in the Note Distribution Account to the items described above under "The Notes -- Distribution of Net Collections and Spread Account Amounts" and --"Payment of Principal";

     - the deposit into or withdrawal from the Spread Account of funds as described above under "The Notes -- Distribution of Net Collections and Spread Account Amounts"; and

     - the Servicing Fee.

     On or before each Distribution Date, the Indenture Trustee will deliver or cause to be delivered to each Noteholder of record, a statement, based upon the information provided to the Indenture Trustee by the Master Servicer, setting forth the following information with respect to that Distribution Date or the related Collection Period:

     (a) the Interest Distributable Amount for each class of Notes;

     (b) the Class A Principal Distributable Amount, the Class B Principal Distributable Amount, the Class C Principal Distributable Amount, the Class D Principal Distributable Amount and the amount of the principal to be actually paid on each class of Notes;

     (c) the aggregate amount of the fees received by the Master Servicer, the Indenture Trustee and the Owner Trustee for the related Collection Period;

     (d) the amount of Net Collections;

     (e) the disposition of amounts withdrawn from the Spread Account with respect to that Distribution Date, including the amount used to increase the level of overcollateralization;

     (f) the aggregate principal balances of Defaulted Contracts for the related Collection Period;

     (g) the Aggregate Principal Balance;

     (h) the aggregate Principal Balance of all Contracts which were delinquent
         (i) 30 days or more and (ii) 90 days or more, in each case as of the last day of the related Collection Period;

     (i) the principal balance of each class of Notes on that Distribution Date after giving effect to all principal distributions on that Distribution Date;

     (j) the amount on deposit in the Spread Account; and

     (k) the Interest Carryover Shortfall Amount for each class of Notes relating to any interest due but not paid on that Distribution Date.

     Each amount set forth in clauses (a), (b), (c) and (k) will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Notes or class of Notes, as applicable.

TERMINATION

     The obligations of the Master Servicer, the Seller and the Trustees pursuant to the Trust Agreement, the Sale and Servicing Agreement and the Indenture, as applicable, will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust or (ii) the payment to the holders of the Notes of all amounts required to be paid pursuant to such agreements as to all classes of Notes, whether as the result of an Optional Purchase or otherwise.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a holder of the Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.

PREPAYMENT CONSIDERATIONS

     The following information supplements the discussion of prepayment considerations associated with the purchase of Notes under "Certain Information Regarding the Securities -- Prepayment Considerations" in the prospectus. No assurance can be given that the Contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

                                   THE SELLER

     WFSRC4 is a wholly owned, limited-purpose subsidiary of Westcorp, and was incorporated under the laws of the State of Nevada on June 30, 2003. The principal office of WFSRC4 is 444 East Warm Springs Road, #116, Las Vegas, Nevada 89119. WFSRC4's telephone number is (702) 407-4317.

     WFSRC4 was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a limited purpose subsidiary of Westcorp. WFSRC4 has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles.

     WFSRC4's articles of incorporation limit the activities of WFSRC4 to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract transferred by it to the Trust as of the Closing Date, including but not limited to, perfection, validity and the enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related obligors and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the due date in the Collection Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the year ended December 31, 2003, WFS purchased approximately 83% of its contracts from the prime credit quality segment and 17% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the year ended December 31, 2003, contracts for new and pre-owned vehicles represented 32% and 68%, respectively, of WFS' volume of contracts purchased.

     WFS is an operating subsidiary of Western Financial Bank, a federally chartered savings association. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At December 31, 2003, WFS had total assets of $9.8 billion, total liabilities of $8.9 billion and stockholders' equity of $819 million. At December 31 2003, WFS' portfolio of contracts managed, net of dealer participation, totaled approximately $10.6 billion.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 39 production offices nationwide.

LITIGATION

     WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of contracts. None of those actions name any securitization trust which has acquired contracts originated by WFS. WFS is vigorously defending those actions and does not anticipate that any of those actions will have an effect upon its ability to perform its obligations as Master Servicer or will have an effect upon the Trust. See "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus.

                                    WESTCORP

     Westcorp is a financial services holding company whose principal subsidiaries are WFS and Western Financial Bank. Westcorp is registered with the Office of Thrift Supervision as a savings and loan association holding company. Through Western Financial Bank, Westcorp operates 19 retail bank branches located throughout Southern California, and provides commercial banking services in Southern California. Through WFS, Westcorp is one of the nation's largest independent automobile finance companies.

     The principal executive offices of Westcorp are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

                              ERISA CONSIDERATIONS

     The Notes may be purchased by, on behalf of or with Plan assets of a Plan. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the prospectus.

     The Seller, the Master Servicer, either Trustee or an underwriter, or any of their respective affiliates, may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any Plan for which the Seller, the Master Servicer, either Trustee or an underwriter, or any of their respective affiliates: (i) has investment or administrative discretion with respect to Plan assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to Plan assets, and will be based on the particular investment needs for the Plan or (iii) is an employer maintaining or contributing to the Plan should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code before investing in the Notes.

     Each person that acquires a Note will be deemed to represent by its acceptance of the Note that (i) it is not, and is not acquiring the Note on behalf of or with "plan assets" (as determined under Department of Labor Regulation Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to a federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (ii) its acquisition and holding of the Note do not give rise to a transaction prohibited under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or under any applicable similar law for which an exemption, all of the conditions of which are satisfied, is not available.

     The sale of Notes to a Plan is in no respect a representation by the Trust or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement, among the underwriters named below, for whom Citigroup Global Markets Inc. is acting as representative, the Seller and WFS, the underwriters have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the underwriters, the respective principal amounts of each class of Notes as set forth opposite their names below:

                                   PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL     PRINCIPAL
                                   AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF     AMOUNT OF
                                   CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4       CLASS B       CLASS C
          UNDERWRITER                NOTES          NOTES          NOTES          NOTES          NOTES         NOTES
          -----------             ------------   ------------   ------------   ------------   -----------   -----------
Citigroup Global Markets
 Inc. ..........................  $ 44,400,000   $111,000,000   $ 40,000,000   $ 66,350,000   $11,250,000   $12,750,000
Banc of America Securities
 LLC............................    44,400,000    111,000,000     40,000,000     66,350,000    11,250,000    12,750,000
Credit Suisse First Boston
 LLC............................    44,400,000    111,000,000     40,000,000     66,350,000    11,250,000    12,750,000
Deutsche Bank Securities
 Inc. ..........................    44,400,000    111,000,000     40,000,000     66,350,000    11,250,000    12,750,000
Morgan Stanley & Co.
 Incorporated...................    44,400,000    111,000,000     40,000,000     66,350,000    11,250,000    12,750,000
                                  ------------   ------------   ------------   ------------   -----------   -----------
Total...........................  $222,000,000   $555,000,000   $200,000,000   $331,750,000   $56,250,000   $63,750,000
                                  ============   ============   ============   ============   ===========   ===========

                                   PRINCIPAL
                                   AMOUNT OF
                                    CLASS D
          UNDERWRITER                NOTES          TOTAL
          -----------             -----------   --------------
Citigroup Global Markets
 Inc. ..........................  $ 9,750,000   $  295,500,000
Banc of America Securities
 LLC............................    9,750,000      295,500,000
Credit Suisse First Boston
 LLC............................    9,750,000      295,500,000
Deutsche Bank Securities
 Inc. ..........................    9,750,000      295,500,000
Morgan Stanley & Co.
 Incorporated...................    9,750,000      295,500,000
                                  -----------   --------------
Total...........................  $48,750,000   $1,477,500,000
                                  ===========   ==============

     The Seller has been advised by the representative that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

     After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................    0.060%        0.055%
Class A-2 Notes.............................................    0.080%        0.070%
Class A-3 Notes.............................................    0.100%        0.095%
Class A-4 Notes.............................................    0.130%        0.110%
Class B Notes...............................................    0.180%        0.145%
Class C Notes...............................................    0.270%        0.215%
Class D Notes...............................................    0.320%        0.285%

     The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The Seller and WFS have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

     The representative of the underwriters has informed the Seller that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of Notes being offered hereby.

     Affiliates of each underwriter have provided commercial banking services from time to time to WFS and its affiliates. An underwriter has agreed to reimburse the Seller for a portion of the expenses incurred by the Seller in connection with the public offering of the Notes. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the Indenture Trustee, but is not affiliated with the Seller, the Master Servicer or any of their respective affiliates.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the related class or classes of Notes to be higher than it would be in the absence of such transactions.

     The closing of the sale of the Notes is conditioned on the issuance of the certificates to WFSRC4.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     We are not offering the Notes in any state where the offer of such securities is not permitted.

     Until May 9, 2004, all dealers that buy, sell or trade the Notes may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, or by WFSRC4, as registrant, as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     The Seller, on behalf of the Trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    GLOSSARY

     Additional defined terms used in this prospectus supplement are defined under "Glossary" in the prospectus. Terms defined in both the prospectus and the prospectus summary have the meaning set forth in the prospectus supplement.

     "Aggregate Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Interest Distributable Amounts for all classes of Notes.

     "Aggregate Principal Balance" means the sum of the Principal Balances of the outstanding Contracts.

     "Aggregate Principal Distributable Amount" means the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount, the Class C Undercollateralization Amount, the Class D Undercollateralization Amount and the Overcollateralization Distributable Amount.

     "Chapter 13 Bankruptcy Proceeding" means a bankruptcy proceeding under Chapter 13 of the Bankruptcy Code.

     "Chapter 13 Contract" means a Contract with respect to which the related obligor is subject to a Chapter 13 Bankruptcy Proceeding and is in compliance with a Chapter 13 Plan of Reorganization.

     "Chapter 13 Plan of Reorganization" means a plan of reorganization (as such plan may be modified with court approval) that has been approved by a court with jurisdiction over an obligor under a Contract in a Chapter 13 Bankruptcy Proceeding.

     "Class A Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes.

     "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the greater of (a) the principal amount of the Class A-1 Notes on that Distribution Date (before giving effect to any payments made to holders of the Class A Notes on that Distribution Date) and (b) the excess of the principal amount of the Class A Notes immediately prior to that Distribution Date over the lesser of (i) the Class A Principal Percentage of the Aggregate Principal Balance as of the last day of the related Collection Period and (ii) the excess of such Aggregate Principal Balance over the Overcollateralization Floor Amount; provided, however, that on any Distribution Date that the Net Cumulative Chargeoff Percentage exceeds the Sequential Payment Trigger, the Class A Principal Distributable Amount will be equal to the Aggregate Principal Distributable Amount; provided, further, that on any Distribution Date on and after the Final Scheduled Distribution Date of any class of Class A Notes, the Class A Principal Distributable Amount will not be less than the amount that is necessary to pay the outstanding principal amount of that class of Class A Notes; and provided, further, that the Class A Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class A Notes.

     "Class A Principal Percentage" means, with respect to any Distribution Date, 80.93%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the Class A Principal Percentage for such Distribution Date and each subsequent Distribution Date will equal 80.07%.

     "Class A Undercollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Aggregate Principal Balance as of the last day of the related Collection Period.

     "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the principal amount of the Class A Notes (after taking into account payment of the Class A Principal Distributable Amount for that Distribution Date) and (b) the principal amount of the Class B Notes immediately prior to such Distribution Date over (ii) the lesser of (a) the Class B Principal Percentage of the Aggregate Principal Balance as of the last day of the related Collection Period and (b) the excess of such Aggregate Principal Balance over the Overcollateralization Floor Amount; provided, however, that on any Distribution Date that the Net Cumulative Chargeoff Percentage exceeds the Sequential Payment Trigger, the Class B Principal Distributable Amount will be equal to the excess of the Aggregate Principal Distributable Amount over the Class A Principal Distributable Amount; provided, further, that on any Distribution Date on and after the Class B Note Final Scheduled Distribution Date, the Class B Principal Distributable Amount will not be less than the amount that is necessary to pay the outstanding principal amount of the Class B Notes; and provided, further, that the Class B Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class B Notes.

     "Class B Principal Percentage" means, with respect to any Distribution Date, 85.12%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the Class B Principal Percentage for such Distribution Date and each subsequent Distribution Date will equal 84.21%.

     "Class B Undercollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes and Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Class A Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.

     "Class C Principal Distributable Amount" means, with respect to any Distribution Date, the excess of (i) the sum of (a) the aggregate principal amount of the Class A Notes and Class B Notes (after taking into account payment of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount on that Distribution Date) and (b) the principal amount of the Class C Notes immediately prior to such Distribution Date over (ii) the lesser of (a) the Class C Principal Percentage of the Aggregate Principal Balance as of the last day of the related Collection Period and (b) the excess of such Aggregate Principal Balance over the Overcollateralization Floor Amount; provided, however, that on any Distribution Date that the Net Cumulative Chargeoff Percentage exceeds the Sequential Payment Trigger, the Class C Principal Distributable Amount will be equal to the excess of the Aggregate Principal Distributable Amount over the sum of (i) the Class A Principal Distributable Amount and (ii) the Class B Principal Distributable Amount; provided, further, that on any Distribution Date on and after the Class C Note Final Scheduled Distribution Date, the Class C Principal Distributable Amount will not be less than the amount that is necessary to pay the outstanding principal amount of the Class C Notes; and provided, further, that the Class C Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class C Notes.

     "Class C Principal Percentage" means, with respect to any Distribution Date, 89.87%; provided, however, that if, on any Distribution Date, the related Net Cumulative Chargeoff Percentage is greater than the related Sequential Payment Trigger, the Class C Principal Percentage for such Distribution Date and each subsequent Distribution Date will equal 88.91%.

     "Class C Undercollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes and Class C Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution
Date) over the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.

     "Class D Principal Distributable Amount" means, with respect to any Distribution Date, the excess of the Aggregate Principal Distributable Amount over the sum of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount; provided, however, that, on any Distribution Date on and after the Class D Note Final Scheduled Distribution Date, the Class D Principal Distributable Amount will not be less than the amount that is necessary to pay the outstanding principal amount of the Class D Notes; provided, further, that the Class D Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class D Notes.

     "Class D Undercollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount, the Class C Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.

     "Closing Date" means the date the Notes are initially issued.

     "Collection Period" means, with respect to any Distribution Date, the one-month period commencing on the first day of the month preceding the month in which that Distribution Date occurs, or in the case of the first Distribution Date, commencing the day after the Cut-Off Date, through the last day of the next following month.

     "Contracts" means the retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are originated or purchased by WFS that have been subsequently purchased by WFSRC4 and sold to the Trust, the payments on which will provide funds for the payment of interest and principal on the Notes.

     "Controlling Class" means (i) the Class A Notes as long as any Class A Notes are outstanding, (ii) the Class B Notes as long as no Class A Notes are outstanding, (iii) the Class C Notes as long as no Class B Notes are outstanding and (iv) the Class D Notes as long as no Class C Notes are outstanding.

     "Cut-Off Date" is expected to be the close of business on February 26, 2004.

     "Cut-Off Date Aggregate Principal Balance" means $1,500,000,000.

     "Defaulted Contract" means, with respect to any Collection Period, a Contract either which is, at the end of such Collection Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Distribution Date" means the 20th day of each calendar month or, if that is not a Business Day, the next following Business Day, commencing on April 20, 2004.

     "Estimated Sale Value" means, with respect to a Repossessed Vehicle, the estimated sale value determined in good faith by the Master Servicer as of the related Redemption Date.

     "Event of Default" means an event of default under the Indenture described under "The Notes -- Events of Default" in the prospectus.

     "Final Scheduled Distribution Date" means, with respect to each class of Notes, the applicable Distribution Date specified on the front cover of this prospectus supplement under the heading "Final Scheduled Distribution Date".

     "Fitch" means Fitch Ratings.

     "Gross Chargeoff Amount" means, with respect to any Collection Period, the aggregate of the following amounts: (i) the excess of the outstanding Principal Balances of all Repossessed Vehicle Contracts as to which the related Redemption Dates have occurred during such Collection Period over the aggregate Estimated Sale Value of the related Repossessed Vehicles; (ii) the aggregate Estimated Sale Value of Repossessed Vehicles sold during such Collection Period over the net sales proceeds of such Repossessed Vehicles; (iii) the outstanding Principal Balances of Contracts, other than Repossessed Vehicle Contracts and Chapter 13 Contracts, that have become 120 days past due during such Collection Period;
(iv) the amount by which the outstanding Principal Balances of Contracts that have become Chapter 13 Contracts during such Collection Period have been reduced by the related Chapter 13 Plans of Reorganization; and (v) the outstanding Principal Balances, as such balances have been previously reduced by the related Chapter 13 Plans of Reorganizations, of Chapter 13 Contracts that are no longer in compliance with their Chapter 13 Plans of Reorganization and are more than 120 days past due as of the last day of such Collection Period.

     "Indenture" means the Indenture, dated as of February 1, 2004, between the Trust and the Indenture Trustee.

     "Indenture Trustee" means Deutsche Bank Trust Company Americas or any successor trustee under the Indenture.

     "Interest Carryover Shortfall Amount" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable interest rate.

     "Interest Distributable Amount" means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for such class of Notes for that Distribution Date.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution
Date) to, but excluding, the current Distribution Date and (ii) the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the outstanding principal amount of that class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

     "Net Collections" means, with respect to any Distribution Date and the related Collection Period, (i) all payments received by the Master Servicer on or in respect of the Contracts due after the Cut-Off Date, including, without limitation, (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the Collection Account and (iii) any Advances that may be made by the Master Servicer. Net Collections will be net of (a) late payments in respect of which the Master Servicer has previously made an Advance,
(b) reimbursement to the Master Servicer for nonrecoverable Advances or (c) reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor.

     "Net Cumulative Chargeoff Percentage" means, with respect to any Distribution Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess of the sum of the Gross Chargeoff Amounts for such Collection Period and all prior Collection Periods over the sum of Recoveries for such Collection Period and all prior Collection Periods and (ii) the denominator of which is equal to the Cut-Off Date Aggregate Principal Balance.

     "Notes" means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

     "Optional Purchase" means the exercise by WFSRC4 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance is equal to or less than $150,000,000.

     "Overcollateralization Amount" has the meaning set forth under "The Notes -- Credit Enhancements -- Overcollateralization".

     "Overcollateralization Distributable Amount" means, with respect to any Distribution Date, the lesser of (i) the Overcollateralization Amount or (ii) the amount by which (a) the sum of the Overcollateralization Amount and the principal amount of the Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) exceeds
(b) the Aggregate Principal Balance as of the last day of the related Collection Period.

     "Overcollateralization Floor Amount" has the meaning set forth under "The Notes -- Credit Enhancements -- Overcollateralization".

     "Owner Trustee" means Chase Manhattan Bank USA, National Association.

     "Plan" means an employee benefit plan or individual retirement account subject to ERISA or Section 4975 of the Internal Revenue Code.

     "Rating Agency" means each of Moody's, Standard & Poor's and Fitch.

     "Recoveries" means, with respect to any Collection Period, the sum of (i) the excess of actual sales proceeds for Repossessed Vehicles sold during such Collection Period over the sum of (a) the Estimated Sale Values of such Repossessed Vehicles and (b) any amounts required by law to be remitted to the related obligor and (ii) any insurance proceeds and other amounts received from the related obligors or otherwise in connection with Repossessed Vehicle Contracts, Chapter 13 Contracts and Contracts that have become 120 days past due.

     "Redemption Date" means, with respect to a Repossessed Vehicle Contract, the date 10 days (or longer if required by applicable law) from the date the related Repossessed Vehicle is repossessed.

     "Repossessed Vehicle" means the vehicle financed under a Repossessed Vehicle Contract.

     "Repossessed Vehicle Contract" means a Defaulted Contract for which the related financed vehicle has been repossessed by the Master Servicer.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of February 1, 2004, among Westcorp, the Seller, the Master Servicer and the Trust.

     "Seller" means WFS Receivables Corporation 4 or WFSRC4.

     "Sequential Payment Trigger" means, with respect to a Distribution Date, the percentage listed below for that Distribution Date:

DISTRIBUTION DATE                                              SEQUENTIAL PAYMENT TRIGGER
-----------------                                              --------------------------
April 2004..................................................             0.15%
May 2004....................................................             0.30%
June 2004...................................................             0.45%
July 2004...................................................             0.60%
August 2004.................................................             0.75%
September 2004..............................................             0.90%
October 2004................................................             1.05%
November 2004...............................................             1.20%
December 2004...............................................             1.37%
January 2005................................................             1.54%
February 2005...............................................             1.71%
March 2005..................................................             1.88%
April 2005..................................................             2.05%
May 2005....................................................             2.22%
June 2005...................................................             2.39%
July 2005...................................................             2.56%
August 2005.................................................             2.73%
September 2005..............................................             2.90%
October 2005................................................             3.07%
November 2005...............................................             3.24%
December 2005...............................................             3.37%
January 2006................................................             3.50%
February 2006...............................................             3.63%

DISTRIBUTION DATE                                              SEQUENTIAL PAYMENT TRIGGER
-----------------                                              --------------------------
March 2006..................................................             3.76%
April 2006..................................................             3.89%
May 2006....................................................             4.02%
June 2006...................................................             4.15%
July 2006...................................................             4.28%
August 2006.................................................             4.41%
September 2006..............................................             4.54%
October 2006................................................             4.67%
November 2006...............................................             4.80%
December 2006...............................................             4.93%
January 2007................................................             5.07%
February 2007...............................................             5.20%
March 2007..................................................             5.33%
April 2007..................................................             5.47%
May 2007....................................................             5.60%
June 2007...................................................             5.73%
July 2007...................................................             5.87%
August 2007.................................................             6.00%
September 2007..............................................             6.13%
October 2007................................................             6.27%
November 2007...............................................             6.40%
December 2007...............................................             6.53%
January 2008................................................             6.67%
February 2008...............................................             6.80%
March 2008..................................................             6.93%
April 2008..................................................             7.07%
May 2008....................................................             7.20%
June 2008...................................................             7.33%
July 2008...................................................             7.47%
August 2008.................................................             7.60%
September 2008..............................................             7.73%
October 2008................................................             7.87%
On and after November 2008..................................             8.00%

     "Specified Spread Account Balance" means the amount required to be on deposit in the Spread Account, calculated as described under "The
Notes -- Credit Enhancements -- Spread Account".

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee into which WFSRC4 will make an initial deposit of $15,000,000 and into which the Indenture Trustee will make other deposits and from which it will take withdrawals as described in this prospectus supplement.

     "Spread Account Amount" means the amount on deposit in the Spread Account.

     "Spread Account Initial Deposit" means the $15,000,000 deposited into the Spread Account by WFSRC4 on the Closing Date.

     "Spread Account Trigger" means, with respect to a Distribution Date, the percentage listed below for that Distribution Date:

DISTRIBUTION DATE                                              SPREAD ACCOUNT TRIGGER
-----------------                                              ----------------------
April 2004..................................................            0.15%
May 2004....................................................            0.30%
June 2004...................................................            0.45%
July 2004...................................................            0.60%
August 2004.................................................            0.75%

DISTRIBUTION DATE                                              SPREAD ACCOUNT TRIGGER
-----------------                                              ----------------------
September 2004..............................................            0.90%
October 2004................................................            1.05%
November 2004...............................................            1.20%
December 2004...............................................            1.37%
January 2005................................................            1.54%
February 2005...............................................            1.71%
March 2005..................................................            1.88%
April 2005..................................................            2.05%
May 2005....................................................            2.22%
June 2005...................................................            2.39%
July 2005...................................................            2.56%
August 2005.................................................            2.73%
September 2005..............................................            2.90%
October 2005................................................            3.07%
November 2005...............................................            3.24%
December 2005...............................................            3.37%
January 2006................................................            3.50%
February 2006...............................................            3.63%
March 2006..................................................            3.75%
April 2006..................................................            3.95%
May 2006....................................................            4.15%
June 2006...................................................            4.25%
July 2006...................................................            4.25%
August 2006.................................................            4.35%
September 2006..............................................            4.45%
October 2006................................................            4.55%
November 2006...............................................            4.65%
December 2006...............................................            4.65%
January 2007................................................            4.75%
February 2007...............................................            4.85%
March 2007..................................................            4.95%
April 2007..................................................            4.95%
May 2007....................................................            5.05%
June 2007...................................................            5.05%
July 2007...................................................            5.15%
August 2007.................................................            5.15%
September 2007..............................................            5.15%
October 2007................................................            5.25%
November 2007...............................................            5.25%
December 2007...............................................            5.25%
January 2008................................................            5.25%
On and after February 2008..................................            5.35%

     "Statistical Calculation Date" means January 26, 2004.

     "Trust" means the WFS Financial 2004-1 Owner Trust.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of February 1, 2004, between the Seller and the Owner Trustee.

     "Trustees" means the Indenture Trustee and the Owner Trustee.

PROSPECTUS

                AUTO RECEIVABLE BACKED NOTES, ISSUABLE IN SERIES

                      [LOGO] WFS RECEIVABLES CORPORATION 4
                                     SELLER

                            [LOGO] WFS FINANCIAL INC
                                MASTER SERVICER

                               ------------------

THE SECURITIES TO BE SOLD:

    - will be asset-backed notes issued by a trust from time to time in one or more series;

    - will be backed by one or more pools of automobile loans;

    - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

    - will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

THE ASSETS:

    The assets of each trust will consist of a pool of retail installment loans secured by new or pre-owned automobiles or light duty trucks, and other assets specified in the related prospectus supplement. Collections on the loans and funds received on any other assets of a trust are the principal source of funds for making payment on the securities.

    YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT.

    The notes are not obligations of WFS Receivables Corporation 4, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

    This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities, which prospectus supplement describes the amount, price and terms of the securities being offered.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is February 9, 2004.

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review the registration statement on line at the SEC's website, http://www.sec.gov or you can review and copy the registration statement at the following location:

     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549

     If you purchase securities, you will also be provided with unaudited periodic reports concerning the automobile loan contracts that back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.

     WFS Financial Inc, or "WFS," as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949)727-1002. This prospectus may also be found at WFS' website at www.wfsfinancial.com. The information contained in WFS' website does not constitute part of this prospectus.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
 IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS.......    2
 WHERE TO FIND INFORMATION IN THESE
   DOCUMENTS..........................    2
 SUMMARY OF TERMS.....................    5
   The Parties........................    5
   The Offered Securities.............    5
   The Trust Property.................    6
   Redemption of Notes and Repurchase
      of Contracts....................    7
   Tax Status.........................    8
   ERISA Considerations...............    8
 RISK FACTORS.........................    9
   Absence of a Secondary Market for
      the Notes Could Limit Your
      Ability to Resell the Notes.....    9
   Prepayments on the Contracts Could
      Cause You to Be Paid Earlier
      Than You Expected, Which May
      Adversely Affect Your Yield to
      Maturity........................    9
   Bankruptcy of WFS Could Result in
      Losses or Delays in Payments on
      the Notes.......................    9
   Losses and Delinquencies on the
      Contracts May Differ from WFS'
      Historical Loss and Delinquency
      Levels..........................   10
   Noteholders Have No Recourse
      Against WFS or the Seller for
      Losses..........................   10
   Interests of Other Persons in
      Contracts and Financed Vehicles
      Could Reduce the Funds Available
      to Make Payments on the Notes...   10
 GLOSSARY OF DEFINED TERMS............   11
 FORMATION OF THE TRUST...............   11
   General............................   11
   Credit or Cash Flow Enhancement....   12
   Possession of the Contracts and
      Other Trust Property............   13
   Repurchase of Contracts by the
      Master Servicer.................   13
   Capitalization.....................   13
   Interest Rate and Currency Swaps...   13
   Prefunding Account.................   13
   The Owner Trustee..................   13
 THE CONTRACTS POOL...................   13
   Underwriting Procedures Relating to
      the Contracts...................   14
   Servicing of Contracts.............   15

                                        PAGE
                                        ----
 POOL FACTORS AND TRADING
   INFORMATION........................   16
 THE NOTES............................   17
   General............................   17
   Payments of Interest and
      Principal.......................   17
   Optional Purchase..................   17
   The Indenture Trustee..............   17
   Events of Default..................   17
 CERTAIN INFORMATION REGARDING THE
   SECURITIES.........................   18
   General............................   18
   Fixed Rate Notes...................   18
   Floating Rate Notes................   19
   Book-Entry Registration............   19
   Definitive Notes...................   23
   The Accounts and Eligible
      Investments.....................   24
   Distributions on the Notes.........   25
   Payment Priorities of the Notes;
      The Spread Account..............   25
   Withdrawals from the Spread
      Account.........................   26
   Statements to Noteholders..........   26
   Evidence as to Compliance..........   27
   Certain Matters Regarding the
      Master Servicer.................   28
   Servicer Default...................   28
   Rights Upon Servicer Default.......   29
   Waiver of Past Defaults............   30
   Voting Interests...................   30
   Amendment..........................   30
   List of Noteholders................   32
   No Bankruptcy Proceedings..........   33
   Termination........................   33
   The Trustees.......................   33
   Duties of the Trustees.............   34
   Covenants of the Trust under the
      Indenture.......................   34
   Administration Agreement...........   35
   Prepayment Considerations..........   35
 THE MASTER SERVICER..................   36
   Collection of Payments.............   36
   Advances...........................   36
   Repurchase Obligation..............   37
   Insurance on Financed Vehicles.....   37
   Servicer Determination and Reports
      to Trustees.....................   37
   Servicing Compensation.............   38
   Realization Upon Defaulted
      Contracts.......................   39
 CERTAIN LEGAL ASPECTS OF THE
   CONTRACTS..........................   39
   General............................   39

                                        PAGE
                                        ----
   Security Interests in the Financed
      Vehicles........................   40
   Enforcement of Security Interests
      in Financed Vehicles............   41
   Certain Bankruptcy
      Considerations..................   42
   Other Matters......................   43
 FEDERAL AND CALIFORNIA INCOME TAX
   CONSEQUENCES.......................   44
   Federal Income Tax Consequences....   44
   Tax Characterization of Trusts.....   44

                                        PAGE
                                        ----
   Tax Consequences to Holders of the
      Notes...........................   44
   California Income Tax
      Consequences....................   46
 ERISA CONSIDERATIONS.................   47
   Overview...........................   47
   Prohibited Transactions............   47
   The Notes..........................   48
 PLAN OF DISTRIBUTION.................   48
 LEGAL MATTERS........................   49
 GLOSSARY.............................   50

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer....................   Each series of notes will be issued by a
                                 separate owner trust, each of which is referred to in this prospectus as a trust

Seller........................   WFS Receivables Corporation 4 or WFSRC4

Seller's Addresses............   444 East Warm Springs Road, #116, Las Vegas,
                                 Nevada 89119

Seller's Telephone Number.....   (702)407-4317

Master Servicer...............   WFS Financial Inc or WFS

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

The Insurer...................   If one or more insured classes of notes is
                                 being offered, we will identify the insurer in the related prospectus supplement

THE OFFERED SECURITIES:

General.......................   We will describe in each prospectus supplement
                                 the securities we are offering at that time.
                                 The offered securities will include one or more classes of asset-backed notes. You will find the following information about each class of securities in the related prospectus supplement:

                                 - its principal amount;

                                 - its interest rate, which may be fixed or
                                   variable or a combination;

                                 - the timing, amount and priority or
                                   subordination of payments of principal and interest;

                                 - the method for calculating the amount of
                                   principal and interest payments;

                                 - its final scheduled distribution date;

                                 - whether and when it may be redeemed prior to
                                   its final scheduled distribution date; and

                                 - how losses on the assets of a trust are
                                   allocated among the classes of securities.

                                 Some classes of securities may be entitled to:

                                 - principal payments with disproportionate,
                                   nominal or no interest payments; or

                                 - interest payments with disproportionate,
                                   nominal or no principal payments.

                                 The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.

                                 Unless otherwise provided in the related prospectus supplement, you may purchase the securities only in book-entry form and will not receive your securities in definitive form.

The Notes.....................   Each note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the related prospectus supplement. In general, the trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

                                 - the funds in a spread account; and

                                 - any other credit enhancement features
                                   designed to provide protection against losses on the related trust assets including, if so provided in the related prospectus supplement, an insurance policy issued by the insurer guaranteeing payment to the related indenture trustee of principal and interest payments to be made to holders of one or more classes of insured notes.

                                 The related prospectus supplement will specify the credit or cash flow enhancements applicable to the notes offered by that prospectus supplement.

The Contracts.................   The contracts will consist of:

                                 - retail installment sales contracts secured by
                                   new and pre-owned automobiles and light duty trucks purchased by WFS from new and pre-owned automobile dealers;

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by WFS to the obligors under those loans; and

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS.

                                 Each of the above is referred to herein as a contract and collectively as the contracts, including in each case the right to receive the payments due thereon after the cut-off date specified in the related prospectus supplement.

The Spread Account............   A spread account will be a segregated trust
                                 account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial cash deposit in the amount specified in the related prospectus supplement or the delivery of a letter of credit in favor of the trust.

                                 Amounts on deposit in a spread account will be available to cover shortfalls in the payments on the securities as described in the related prospectus supplement. The related prospectus supplement may also specify (i) a minimum balance to be maintained in the spread account and what funds are available for deposit to reinstate that balance and (ii) when and to whom any amount will be distributed from the spread account if the balance exceeds this minimum amount.

                                 You will not have any right to any excess funds after those funds are distributed from the spread account to any other person.

REDEMPTION OF NOTES AND REPURCHASE OF CONTRACTS:

Optional Purchase.............   WFSRC4 may purchase all of the outstanding
                                 contracts from a trust on any distribution date following the last day of a collection period as of which the aggregate principal balance of the contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. If WFSRC4 exercises this option to purchase, known as an optional purchase, WFSRC4 will pay the trust an amount equal to the purchase price described in the related prospectus supplement and the Notes will be redeemed in whole at a price equal to the unpaid principal amount of the notes plus accrued and unpaid interest.

Mandatory Redemption..........   The notes may be accelerated if an event of
                                 default has occurred and is continuing under the indenture. If the notes are accelerated, the master servicer or the indenture trustee may sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture and as described in the related prospectus supplement.

TAX STATUS:

                                 In the opinion of Mitchell Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

                                 - the notes will be characterized as debt; and

                                 - the trust will not be characterized as an
                                   association or a publicly traded partnership taxable as a corporation.

                                 If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS:            The notes are generally eligible for purchase
                                 by employee benefit plans and other benefit plans that are subject to the Employee
                                 Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal
                                 Revenue Code of 1986, as amended. However, administrators of employee benefit plans and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.

ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

     The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY

     The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

BANKRUPTCY OF WFS COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE NOTES

     If WFS is the subject of a bankruptcy proceeding, you could experience losses or delays in the payments on your notes. WFS will sell the contracts to WFSRC4, and WFSRC4 will transfer the contracts to the trust. However, if WFS is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the contracts by WFS to WFSRC4 was not a true sale for bankruptcy purposes and that WFS still owns the contracts. The court also could conclude that WFS and WFSRC4 should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

     - the indenture trustee will not be able to exercise remedies against WFS on your behalf without permission from the court;

     - the court may require the indenture trustee to accept property in exchange for the contracts that is of less value than the contracts;

     - tax or other government liens on WFS' property that arose before the transfer of the contracts to the issuer will be paid from the collections on the contracts before the collections are used to make payments on your notes; and

     - the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the contracts or cash collections held by WFS at the time that a bankruptcy proceeding begins.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels that WFS experienced on its loan and vehicle portfolio, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     - changes in underwriting standards; or

     - changes in the local, regional or national economies.

NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS OR THE SELLER FOR LOSSES

     There is no recourse against WFS or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, the seller, the indenture trustee or the owner trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, the seller, the indenture trustee or the owner trustee.

INTERESTS OF OTHER PERSONS IN CONTRACTS AND FINANCED VEHICLES COULD REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES

     Another person could acquire an interest in a contract that is superior to the trust's interest in the contract because the master servicer will not segregate or mark the contract as belonging to the trust. If another person acquires an interest in a contract that is superior to the trust's interest in the contract, the collections on that contract will not be available to make payments on the notes.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of capitalized terms used in this prospectus begins on page 50.

                             FORMATION OF THE TRUST

GENERAL

     The Seller will establish a Trust to issue each series of securities offered by this prospectus and the related prospectus supplement. Except as otherwise described in the related prospectus supplement, each Trust will be a Delaware statutory trust. The Trust will be formed for the transaction described in this prospectus pursuant to a Trust Agreement. Unless otherwise specified in the related prospectus supplement, after its formation, each Trust may only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes to investors (which may include affiliates of WFS and WFSRC4);

     - issuing certificates to the Seller or its affiliates;

     - making payments on the Notes and certificates issued by the Trust;

     - at its discretion, actively invest in United States treasury securities that are not eligible investments for the purpose of realizing a gain on such investments; provided, however, that (i) a Trust may not invest more than $100,000 in such securities and (ii) the funds used to purchase such securities must not be subject to the lien of the Indenture; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On or before the date the Notes are initially issued, the Seller will establish the Trust, as described in greater detail in the related prospectus supplement, to which the Contracts will be sold. On the Closing Date, WFS will sell the Contracts to the Seller and the Seller will transfer and assign the Contracts to the Trust. On the Closing Date, the Trust will issue the Notes to the Seller. The Seller will sell the Notes to the underwriters and the underwriters will distribute the Notes as described under "Plan of Distribution" and in the related prospectus supplement under "Underwriting". The Seller will receive certificates representing its beneficial interest in the assets of the Trust. The certificates will be subordinated to the Notes.

     WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more subservicers as custodians. In order to protect the Trust's interest in the Contracts, the Trust's interest in the Contracts will be perfected by filing UCC-1 financing statements in the appropriate states to give notice of the Trust's interest in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See "Certain Legal Aspects of the Contracts".

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by financed vehicles consisting of new or pre-owned automobiles and light duty trucks;

     - principal and interest received under the Contracts on and after the cut-off date to be specified in the prospectus supplement;

     - security interests in the financed vehicles;

     - amounts on deposit in the Collection Account, the Note Distribution Account and the Spread Account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the Contracts;

     - rights as a third party beneficiary under the related Sale and Servicing Agreement; and

     - additional credit or cash flow enhancement features, if any, designed to provide protection against losses or delays in payment of interest or principal, which, if so provided in the related prospectus supplement, may include a Note Policy issued by the Insurer guaranteeing payment to the related Indenture Trustee of principal and interest payments to be made to holders of each insured class of Notes, together with detailed information about the Note Policy and the Insurer.

CREDIT OR CASH FLOW ENHANCEMENT

     The related prospectus supplement will specify the credit or cash flow enhancement, if any, for the Trust established for the related transaction. Credit or cash flow enhancement may consist of one or more of the following:

     - subordination of one or more classes of securities;

     - a Spread Account;

     - overcollateralization (i.e., the amount by which the principal amount of the Contracts exceeds the principal amount of all of the Trust's securities);

     - excess interest collections (i.e., the excess of anticipated interest collections on the Contracts over Servicing Fees and interest on the Notes);

     - a letter of credit or other credit facility;

     - a surety bond or insurance policy;

     - liquidity arrangements;

     - swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

     - repurchase or put obligations;

     - yield supplement agreements;

     - guaranteed investment contracts;

     - guaranteed rate agreements; or

     - other agreements with respect to third party payments or other support.

     Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The related prospectus supplement will describe the credit or cash flow enhancement, if any, and related limitations and exclusions applicable for securities issued by the Trust established for the related transaction. Credit or cash flow enhancements cannot guarantee that losses will not be incurred on the securities.

POSSESSION OF THE CONTRACTS AND OTHER TRUST PROPERTY

     Pursuant to the Indenture, the property of the Trust, other than the Note Distribution Account and, if the related series of Notes includes one or more classes of insured Notes, the Note Policy, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and, if the related series of Notes includes one or more classes of insured Notes, the Insurer. Upon a Servicer Default, possession of the property of the Trust by the Master Servicer may transfer to the Indenture Trustee. See "Certain Information Concerning the Securities -- Rights Upon Servicer Default".

REPURCHASE OF CONTRACTS BY THE MASTER SERVICER

     After the sale and assignment of the Contracts to the Trust, WFS, as Master Servicer, must repurchase a Contract only if:

          (a) one of the following occur:

             - any representation or warranty with respect to the Contract made by WFS is incorrect;

             - WFS breaches its obligations under the Sale and Servicing
               Agreement regarding collection of payments on the Contract; or

             - WFS fails to maintain the Trust's first priority perfected security interest in the Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects the Contract.

See "The Master Servicer".

CAPITALIZATION

     Each prospectus supplement will set forth further details regarding the capitalization of the Trust.

INTEREST RATE AND CURRENCY SWAPS

     The Trust may include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of Notes issued by a particular Trust may exceed the Aggregate Principal Balance of the Contracts sold to that Trust. If so, the difference will be placed in a prefunding account. The prefunding account will be used to purchase additional Contracts by the Trust. The amount deposited into the prefunding account will not exceed 25% of the principal amount of the Notes sold by the related Trust. The related prospectus supplement will contain further details regarding the prefunding account, if any, and the purchase of additional Contracts for a Trust with the funds in that account.

THE OWNER TRUSTEE

     The Owner Trustee will have the rights and duties set forth in this prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Owner Trustee.

                               THE CONTRACTS POOL

     Each Contract to be transferred to a Trust is a retail installment sales contract or installment loan originated by a new or pre-owned car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and pre-owned car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies, which loans are then sold to WFS. Each Contract is secured by a financed vehicle. Except as otherwise noted, all references herein to Contracts include installment loans.

     WFS will select the Contracts to be transferred to a Trust from its portfolio of fixed-interest rate contracts which are secured by new and pre-owned automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest or actual number of days method.

     Each prospectus supplement will set forth details regarding the percentage of Contracts which are Rule of 78's Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement will also contain details regarding the distribution of Contracts by annual percentage rate, the geographic concentration of Contracts and the percentage of Contracts relating to new and pre-owned vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those Contracts to be transferred to a Trust and none of those Contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in each obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For pre-owned vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78's. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant's information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically been correlated with the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and determine whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

     Under the direction of WFS' credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.

     Contracts purchased from independent auto finance companies are underwritten by WFS in the same manner and using the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Seller in the Sale and Servicing Agreement to a related Trust.

SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage to the extent provided in the related Sale and Servicing Agreement and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event that an obligor has failed to notify WFS of an address change. Approximately

15 days before an obligor's payment is due, WFS mails a billing statement directing the obligor to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites contracts.

     If satisfactory payment arrangements are not made by delinquent obligors the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS' repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.

                      POOL FACTORS AND TRADING INFORMATION

     The note pool factor for each class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable note pool factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Aggregate Principal Balance, each note pool factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders".

                                   THE NOTES

GENERAL

     Each Trust will issue one or more classes of Notes pursuant to the related Indenture. You may obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture, along with the following summary, in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of Notes of a given series, including the final scheduled Distribution Date for each class of Notes and the credit or cash flow enhancements, if any, applicable to each class of Notes. In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly or semiannually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.

OPTIONAL PURCHASE

     Each class of outstanding Notes will be subject to redemption on terms set forth in the applicable prospectus supplement. On any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance is equal to or less than an amount to be specified in the applicable prospectus supplement, WFSRC4 may purchase from the Trust all outstanding Contracts at a price to be specified in the related prospectus supplement.

THE INDENTURE TRUSTEE

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Indenture Trustee.

EVENTS OF DEFAULT

     With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each Indenture will occur if:

          (a) the Trust fails to pay any interest on the Notes of the Controlling Class and such failure continues unremedied for a period of five or more days after the interest payment becomes due and payable, without taking into account, in the case of a series of Notes that includes one or more classes of insured Notes, the effect of any payment under the Note Policy;

          (b) the Trust fails to pay any principal on the Notes of any class when it becomes due and payable, without taking into account, in the case of a series of Notes that includes one or more classes of insured Notes, the effect of any payment under the Note Policy;

          (c) the Indenture Trustee notifies the Trust, or if the holders of at least 25% of the voting interests of the Notes of the Controlling Class notifies the Trust and the Indenture Trustee, or, in the case of a series of Notes that includes one or more classes of insured Notes, if the Insurer notifies, the Master Servicer, that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

           - the Trust fails to observe or perform in any material respect any covenant or agreement it made in the Indenture; or

           - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made;

          (d) a Trust Insolvency; or

          (e) any other events of default described in the related prospectus supplements occurs.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

     The related prospectus supplement will describe as to each class of Notes to be issued pursuant to that prospectus supplement and this prospectus:

     - the timing, amount and priority of payments of principal and interest on each class of Notes;

     - the interest rate on each class of Notes or the formula for determining the interest rate;

     - the method of determining the amount of the principal payments on the Notes;

     - the priority of the application of the Trust's available funds to its expenses and payments on the Notes; and

     - the allocation of losses on the Contracts among the classes of Notes.

     The rights of any class of Notes to receive payments may be senior or subordinate to other classes of Notes, as more fully described in the related prospectus supplement. A Note may be entitled to:

     - principal payments with disproportionate, nominal or no interest payments;

     - interest payments with disproportionate, nominal or no principal payments; or

     - residual cash flow remaining after all other classes have been paid.

     Interest rates may be fixed or floating. The prospectus supplement will describe the circumstances and the price under which the Notes may be redeemed. The aggregate initial principal amount of the Notes issued by a Trust may be greater than, equal to or less than the Aggregate Principal Balance as of the date set forth in the related prospectus supplement.

     Payments of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the Notes of that class will receive a pro rata share of the amount available for that class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates, as set forth in the related prospectus supplement.

FIXED RATE NOTES

     Each class of Notes entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate Notes may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

FLOATING RATE NOTES

     Each class of floating rate Notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Under no circumstances will the interest rate on any class of Notes exceed the maximum rate permitted by law.

     The base rate of interest for each class of floating rate Notes will be based on a London interbank offered rate, commercial paper rate, Federal funds rate, United States government treasury securities rate, negotiable certificates of deposit rate or another rate set forth in the related prospectus supplement.

     A class of floating rate Notes may also have either or both of the following (in each case expressed as a rate per annum):

     - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate Notes, the interest rate applicable to any class of floating rate Notes will in no event be higher than the maximum rate permitted by applicable law; and

     - a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each Trust issuing floating rate Notes may appoint a calculation agent to calculate interest rates on each class of its floating rate Notes. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate Notes, which may be either the Owner Trustee or Indenture Trustee with respect to the related Trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate Notes. All percentages resulting from any calculation of the rate of interest on a class of floating rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Notes. Except as otherwise described in the related prospectus supplement or in this prospectus, each class of Notes offered through this prospectus and the related prospectus supplement will initially be represented by one or more certificates registered in the name of the nominee of the Depository Trust Company, or DTC. The Notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of Notes, will not be entitled to receive a physical certificate representing your interest in the Notes of that class.

     If a class of Notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of Notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Noteholders of that class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of Notes, for distribution to Noteholders of that class of Notes in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

     Any Notes of a given Trust owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Indenture, Trust Agreement or Sale and Servicing Agreement, except that, unless the Seller and its affiliates own the entire class, such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

     The prospectus supplement will specify whether the holders of the Notes of the Trust may hold their respective Notes as book-entry securities.

     To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Notes may be held through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the Owner Trustee, the Indenture Trustee, the Seller, the Master Servicer or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the Notes of any Trust held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a

Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the Distribution Date preceding the settlement date (or from and including the Closing Date in the case of the first Distribution Date) to and excluding the settlement date. Payment then will be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the preceding Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct and indirect participants. In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to DTC's nominee. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or Noteholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "Noteholder" will be DTC's nominee. Noteholders will not be recognized by the Indenture Trustee as "Noteholders" and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal and interest on the Notes. Participants and indirect participants with which Noteholders have accounts with respect to their respective Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess their respective Notes, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.

     Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those participants to whose accounts the related Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

     DTC will advise the related administrator of each Trust that it will take any action permitted to be taken by a Noteholder under the related Indenture, Trust Agreement or Sale and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include any of the underwriters of Notes of the related Trust, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of the Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

DEFINITIVE NOTES

     Physical certificates known as Definitive Notes representing any class of Notes not held in book-entry form will be issued to the related beneficial owners rather than to DTC, only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the administrator is able to locate a qualified successor;

     - the administrator, at its option, elects to terminate the book-entry system with respect to the related Notes through DTC;

     - after an Event of Default, holders of the Notes evidencing at least a majority of the voting interests of the Notes, voting together as a group, advise the Indenture Trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the holders of the Notes; or

     - the class of Notes is retained by the Seller or an affiliate of the Seller and the issuer elects not to utilize DTC.

     Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes. Upon surrender by DTC of the certificates representing all Notes of any affected class and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the related owners, who thereupon will become Noteholders for all purposes of the Indenture.

     Distributions on the Definitive Notes will be made by the Indenture Trustee directly to holders of Definitive Notes in accordance with the procedures set forth herein and to be set forth in the Indenture. Interest and principal payments on the Notes required to be made on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the record date specified for such Notes in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholder. The Indenture Trustee will mail such notice to the registered holders of the Notes within five business days of receipt from the Master Servicer notice of termination of the related Trust.

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     General. All Net Collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the Collection Account. In the case of a series of Notes that includes one or more classes of insured Notes, all amounts paid under the Note Policy, if any, will be deposited in or credited to the Collection Account. On each Distribution Date, except as otherwise provided in the related prospectus supplement, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account. All payments to holders of the Notes, except as otherwise provided in the related prospectus supplement, will be made from the Note Distribution Account.

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Collection Period, to be deposited in or credited to the Collection Account to be established by the Master Servicer under the Sale and Servicing Agreement within two Business Days of receipt. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and of reimbursements to it for nonrecoverable Advances and reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor. The Collection Account may be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS; provided, that, in the case of (i) a series of Notes with one or more classes of insured Notes, the Insurer has given its written approval and
(ii) all other classes of Notes, each rating agency has given its approval. Funds in the Collection Account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Collection Period. If the reinvestment contract does not qualify as an eligible investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the Collection Account no later than the business day immediately preceding each Distribution Date.

     If a Servicer Default has occurred and is continuing, funds in the Collection Account eligible to be invested in eligible investments will be invested at the direction of the Indenture Trustee. Eligible investments will be specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the rating agencies as being consistent with their then-current ratings of the Notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account.

     Note Distribution Account. The Master Servicer will establish and maintain an account known as the "Note Distribution Account". Except as otherwise provided in the related prospectus supplement, the Note Distribution Account will be in the name of the Indenture Trustee on behalf of the holders of the Notes in which amounts released from the Collection Account for distribution to holders of the Notes will be deposited and from which all distributions to holders of the Notes will be made.

DISTRIBUTIONS ON THE NOTES

     Beginning on the Distribution Date specified in the related prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of Notes entitled thereto will be made by the applicable Indenture Trustee to the holders of the Notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Notes and the effect of subordination of any subordinated Notes will be set forth in the related prospectus supplement.

     With respect to each Trust, on each Distribution Date, collections on the Contracts will be withdrawn from the Collection Account and will be paid to the holders of the Notes to the extent provided in the related prospectus supplement. Credit enhancement, including amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for payment to the holders of Notes on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement:

          (a) payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class; and

          (b) payments in respect of one or more classes of Notes may be subordinated to payments in respect of one or more other classes of Notes of the same series or any other series.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees, and the Trustees, to the extent the Trustees and such other entities have not received all Trust fees and expenses payable to them. In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Notes," as described above. The subordination of certain classes of Notes, if any, is intended to enhance the likelihood of timely receipt by holders of classes of Notes with a greater seniority of the full amount of interest and principal required to be paid to them, and to afford those Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee, which account is known as the Spread Account. A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all eligible investments made with such deposits and earnings. The Spread Account will be created with either an initial cash deposit, which amount is the Spread Account initial deposit, or the delivery of a letter of credit in favor of the related Trust. Except as otherwise provided in the related prospectus supplement, the Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account for each Distribution Date is equal to lesser of the specified Spread Account balance or the outstanding principal amount of the Notes.

     Amounts held from time to time in the Spread Account will be invested in eligible investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The specified Spread Account balance is the amount which must be on deposit in the Spread Account at any time for the Spread Account to be fully funded and will be calculated as described in the related prospectus supplement. The Spread Account may be funded with cash deposits or with a combination of cash deposits and a letter of credit. As funds are deposited into the Spread Account, the amount available under the letter of credit in respect of the Spread Account, if a letter of credit is issued in lieu of or in addition to an initial cash deposit, will be reduced to the extent that the sum of the amount on deposit in the Spread Account and the amount of the letter of credit exceeds the specified Spread Account balance.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will be held for the benefit of the Noteholders and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. On each Distribution Date, funds will be withdrawn from the Spread Account in the manner described in the related prospectus supplement.

     If on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the manner described in the related prospectus supplement.

     Upon any distributions of funds from the Spread Account to the Insurer, if any, the Seller or to any holders of subordinate Notes, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Seller or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. In the case of a series of Notes that includes one or more classes of insured Notes, the obligations of the Insurer under the Note Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, you will be provided with a statement to Noteholders prepared by the Master Servicer setting forth with respect to that Distribution Date or the related Collection Period, as applicable, among other things, the following information:

          (a) the amount of the Noteholder's distribution allocable to principal, stated separately for each class of Notes;

          (b) the amount of the Noteholder's distribution allocable to interest, stated separately for each class of Notes;

          (c) the Aggregate Principal Balance as of the close of business on the last day of the related Collection Period;

          (d) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Collection Period;

          (e) the amount of any Interest Carryover Shortfall Amount on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (f) the note pool factor for each class of Notes as of that Distribution Date; and

          (g) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date.

     Each amount set forth pursuant to subclauses (a), (b), (d) and (e) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clauses (a), (b), (d) and (e) above for the purposes of such holder's preparation of federal income tax returns. See "Federal and California Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Owner Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year, or since the Closing Date in the case of the first such statement, with certain standards relating to the servicing of the Contracts.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, or since the Closing Date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at its corporate trust office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, a written statement as to the fulfillment of its obligations under the Indenture.

     The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as Indenture Trustee under the Indenture;

     - any amounts advanced by it under the Indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

     - the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

     - any action taken by it that materially affects the Notes and that has not been previously reported.

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

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor Master Servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

     Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to Noteholders.

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer will be the successor of the Master Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each Sale and Servicing Agreement will consist of:

          (a) in the case of a series of Notes that includes one or more classes of insured Notes, a claim being made under the related Note Policy;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following accounts, and such failure is not remedied within three Business Days after the Master Servicer discovers or receives written notice from the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, or after the Master Servicer discovers such failure:

        - the Collection Account,

        - the Note Distribution Account or the account established to distribute monies to the certificateholders, or

        - the Spread Account;

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer certain reports required by the Sale and Servicing Agreement, except as otherwise provided in the related prospectus supplement, by the fourth business day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of holders of the Notes, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the Seller by the Owner Trustee, the Indenture Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, or

        - to the Master Servicer or the Seller and to the Indenture Trustee or the Owner Trustee by:

         - holders of at least 25% of the voting interests of the Notes of the Controlling Class, or

         - in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, as long as a default under the Note Policy has not occurred or is not continuing and no insolvency of the Insurer has occurred;

          (e) an Insolvency Event occurs with respect to the Seller or the Master Servicer; and

          (f) any material breach of any of the representations and warranties of the Master Servicer or the Seller, except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer, that has a material adverse effect on the holders of Notes and within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of at least 25% of the voting interests of the Notes of the Controlling Class, or

        - in the case of a series of Notes, that includes one or more classes of insured Notes, the Insurer, as long as no default under the Note Policy has occurred and is continuing and no insolvency of the Insurer has occurred.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, or holders of Notes representing at least a majority of the voting interests of the Notes of the Controlling Class may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, or the holders of the Notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     In the case of a series of Notes that includes one or more classes of insured Notes, the Insurer may direct the actions of the Indenture Trustee upon an event of default as long as it is not in default under the Note Policy.

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

WAIVER OF PAST DEFAULTS

     The holders of at least a majority of the voting interests of the Notes of the Controlling Class with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, may waive any Servicer Default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A Servicer Default, however, in making any required deposits to or payments from the Collection Account, the Spread Account or the Note Distribution Account in accordance with the Sale and Servicing Agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a class or classes will be allocated among the Noteholders or related owners, as the case may be, in accordance with the unpaid principal balance of the Notes of each class or classes represented thereby; except that as otherwise described in the related prospectus supplement, Notes held by the Seller, WFS or any of their respective affiliates will be excluded from such determination.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended by the parties thereto, with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer but without the consent of the Noteholders to:

     - cure any ambiguity;

     - correct or supplement any provision therein which may be inconsistent with any other provision therein;

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof;

     - add or provide for any credit enhancement for any class of Notes; or

     - permit certain changes with respect to the specified Spread Account balance.

     The requirements that must be met to make the above-listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder, and

          (b) that in the case of a change with respect to the specified Spread Account balance or the addition or provision of additional credit enhancements:

        - each of the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, receives a letter from Standard & Poor's, if it has rated the Notes, which effectively states that its then-current rating on each class of Notes will not be qualified, reduced or withdrawn due to that amendment, and

        - the Master Servicer provides Moody's, if it has rated the Notes, notice of such amendment.

     The Sale and Servicing Agreement may also be amended with the consent of the holders of Notes evidencing at least 66 2/3% of the respective voting interests thereof, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes or the specified Spread Account balance or the manner in which the Spread

Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of the holders of all of the relevant classes of Notes and, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer.

     Amendment of the Trust Agreement. The Trust Agreement may be amended by the Seller and the Owner Trustee, with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, but without the consent of the Noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision, or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The Trust Agreement may also be amended with the consent of holders of a majority of the certificate percentage interest and, if the amendment adversely affects the Noteholders, holders of the Notes evidencing at least 66 2/3% of the respective voting interests thereof, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes, any interest rate or the manner in which interest is calculated, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment without the consent of the certificate holders, the holders of all of the relevant classes of Notes and, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer.

     Amendment of the Indenture. The Trust and the Indenture Trustee, on behalf of the Trust, may, without the consent of the Noteholders but with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, enter into one or more supplemental Indentures for any of the following purposes:

          (a) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

          (b) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (c) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust;

          (d) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (e) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture, any supplemental Indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any Noteholder;

          (f) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (g) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (h) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon the request of the Trust, and with (i) prior notice to each rating agency, (ii) in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer and (iii) the consent of the holders of not less than 66 2/3% of the voting interests of the Notes of the Controlling Class, may enter into an indenture or indentures supplemental for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture.

     Notwithstanding the foregoing, without the consent of the holder of each outstanding Note affected thereby, no supplemental Indenture may:

     - change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

     - reduce the percentage of the voting interests of any such Notes or of the Controlling Class, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

     - modify or alter the definition of Controlling Class or the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, the Master Servicer or any of their respective affiliates;

     - reduce the percentage of the voting interests of the Notes or of the Controlling Class, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

     - decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes or of the Controlling Class necessary to amend such Indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Indenture Trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee, as Note registrar, for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders.

NO BANKRUPTCY PROCEEDINGS

     The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each Noteholder or beneficial owner of Notes, agree that they will not at any time institute, or join in any institution against, the Trust, or the Seller, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment of all amounts required to be paid to Noteholders pursuant to such agreement whether upon an Optional Purchase or otherwise and (iii) the occurrence of the event described below.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to each Noteholder will be made only upon surrender and cancellation of its Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a Noteholder and such measures have failed will be distributed to a charity designated by the Master Servicer.

THE TRUSTEES

     Each of the Owner Trustee and the Indenture Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor Trustee. The administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as a trustee under each Trust Agreement or Indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the Owner Trustee or Indenture Trustee acting jointly, or in some instances, the Owner Trustee and Indenture Trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected trustee by each Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-Trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.

     Each Indenture will provide that the related Trust will, or will cause the administrator to, pay the reasonable compensation to the Indenture Trustee and reimburse the Indenture Trustee for all reasonable out-of-pocket expenses. Each Trust Agreement will provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the administrator for any loss, liability or expense incurred by it in connection with the performance of its duties and not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     No Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes, other than the execution and authentication thereof by the Indenture Trustee, or of any Contracts or related documents. No Trustee will be accountable for the use or application by the Seller or the Master Servicer of any funds paid to the Seller or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an Event of Default or Servicer Default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a group, have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and that trustee for 60 days has neglected or refused to institute that proceeding.

COVENANTS OF THE TRUST UNDER THE INDENTURE

     Under each Indenture, the related Trust will not, among other things:

     - except as expressly permitted by the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, sell, transfer, exchange or otherwise dispose of any of the property of the Trust;

     - claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes, other than amounts properly withheld from such payments under the Internal Revenue Code, or applicable state law, or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Trust;

     - permit the validity or effectiveness of the Indenture to be impaired;

     - permit the lien created by the Indenture to be amended, hypothecated, subordinated, terminated or discharged;

     - permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture;

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than, in the case of a series of Notes that includes one or more classes of insured Notes, the lien of the Indenture or the lien in favor of the Insurer created by the insurance agreement, to be created on or extend to or otherwise arise upon or burden the property of the Trust or any interest in that property or the proceeds of the property, other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a financed vehicle and arising solely as a result of an action or omission of the related obligor;

     - permit the lien created by the Indenture not to constitute a valid first priority security interest in the property of the Trust, other than with respect to any such tax, mechanic's or other lien;

     - amend, modify or fail to comply with the provisions of the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, except where the Indenture, Sale and Servicing Agreement, the Trust Agreement or other transaction document, as the case may be, allows for amendment or modification; or

     - dissolve or liquidate in whole or in part.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator, will enter into an administration agreement with the Trust, the Seller and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts, including prepayments, liquidations, the exercise of the Optional Purchase and repurchases of Contracts by the Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default, the final distribution on each class of Notes is likely to occur earlier than the related final scheduled Distribution Date. The right of WFSRC4 to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC4 to repurchase Contracts is described under "The Notes -- Optional Purchase".

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including partial prepayments by the obligor on the related Contract, can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments will affect the average lives of the Notes because those partial prepayments will be passed through to holders of the Notes on the Distribution Date following the Collection Period in which they are received. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to holders of the Notes will be borne entirely by the holders of the Notes.

     The average lives of the Contracts and the Notes can be reduced by (i) purchases by the Seller of Contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the Notes, the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, and (ii) purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts. Any reduction in the average life of the related Notes will reduce the aggregate amount of interest received by the holders of the such Notes over the life of such Notes.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a subservicer in servicing the Contracts, WFS is referred to as the Master Servicer in this prospectus.

     The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the holders of the Notes. See "-- Repurchase Obligation" and "Formation of Trust -- Repurchase of the Contracts by the Master Servicer". The Master Servicer may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If the Master Servicer uses a subservicer, the Master Servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a subservicer.

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the annual percentage rate of a delinquent Contract, but not below the weighted average interest rate of the Notes and the Base Servicing Fee Percent, reduce the principal balance, to the extent there are sufficient funds in the Spread Account to cover such reduction, and extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last Final Scheduled Distribution Date.

     The Master Servicer shall deposit in or credit to the Collection Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts, except that as to Contracts serviced by a subservicer, such proceeds shall be deposited within two Business Days of receipt by the subservicer. The Master Servicer will also deposit in or credit to the Collection Account, within two Business Days of receipt, all Net Liquidation Proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments".

ADVANCES

     Prior to each Distribution Date, the Master Servicer will be obligated to advance 30 days of interest at the sum of the interest rate of a class of Notes that is specified in the Sale and Servicing Agreement and the Base Servicing Fee Percent for each month of delinquency in the related Collection Period on individual Contracts, each of which is an "Advance," to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a "nonrecoverable Advance". A nonrecoverable Advance will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of Liquidated Contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related Distribution Date statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Collection Period, net of amounts otherwise payable to the Master Servicer on such Distribution Date, including reimbursement of Advances and nonrecoverable Advances. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances.

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts, including late payments by the obligor, Net Liquidation Proceeds and net insurance proceeds, or, to the extent any portion of an Advance is determined to be a nonrecoverable Advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.

REPURCHASE OBLIGATION

     In each Sale and Servicing Agreement, the Master Servicer will make certain representations, warranties and covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured. See "Formation of the Trust -- Repurchase of Contracts by the Master Servicer".

INSURANCE ON FINANCED VEHICLES

     Each obligor on a Contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid Principal Balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the Principal Balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related Contract has an unpaid Principal Balance of less than $4,000 or there are six or fewer months remaining until the Contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Principal Balance of a Contract will not include any amount for premiums paid by the Master Servicer, and payments by an obligor in respect of such financed premium will not be included in Net Collections or applied to distributions on the Notes.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer:

          (a) each statement to Noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the Collection Account.

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. On each Distribution Date, the Master Servicer shall be entitled to receive the Base Servicing Fee. The Base Servicing Fee for each Distribution Date will equal the aggregate amount calculated in respect of the Base Servicing Fee for each calendar month during the related Collection Period. The amount owed in respect of the Base Servicing Fee for each calendar month during a Collection Period will equal, except as otherwise specified in the related prospectus supplement, one-twelfth of 1.25% of the Aggregate Principal Balance as of the first day of that month. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments". The sum of the foregoing items is the Servicing Fee. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy or are otherwise paid by an obligor.

     The Servicing Fee will compensate the Master Servicer for:

          (a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to obligors,

        - advancing insurance premiums as required by the Sale and Servicing Agreement that are not reimbursed by obligors,

        - paying costs of collections, and

        - policing the collateral;

          (b) administering the Contracts, including:

        - accounting for collections, and

        - furnishing monthly or quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, auditor fees, data processing costs and other costs incurred in connection with administering the Contracts; and

          (c) maximizing the performance of the Contracts for the benefit of each Seller, including:

        - focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their Contracts, and

        - increasing realization upon defaulted Contracts in an efficient manner so as to maximize the amount distributable to the Seller from the Spread Account.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a Defaulted Contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales Contracts and installment loans. In this regard, the Master Servicer may sell the financed vehicle at a repossession or other sale.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code, as in effect in California and the other states in which the Contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC for the place where a transferor or debtor is located. For an entity that is organized under the law of a state or the United States and as to which that state or the United States maintains a public record as to the entity's organization, such as for a corporation or a statutory trust, the UCC-1 financing statement must be filed where the entity is organized.

     WFS and the Seller will each take or cause to be taken those actions as are required to perfect a Trust's rights in the Contracts sold or otherwise transferred by the Seller to that Trust and will represent and warrant that the Trust, subject to, in the case of a series of Notes that includes one or more classes of insured Notes, the interest of the Insurer under each related insurance agreement pursuant to which the related Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer, or one or more subservicers, will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership of or security interest therein of a Trust. UCC-1 financing statements will be filed with the Secretary of State of California, as WFS and the Seller are organized under the law of California, to perfect by filing and to give notice of a Trust's ownership or security interest in the Contracts. Should WFS or the Seller become incorporated elsewhere than in California, UCC-1 financing statements would then need to be filed in that new state of incorporation. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust's ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a financed vehicle. In the case of a series of Notes that includes one or more classes of insured Notes, notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of scheduled payments payable to the Indenture Trustee for the benefit of Noteholders of the insured classes of Notes on each Distribution Date.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the financed vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool -- Geographic Concentration of the Contracts" in the related prospectus supplement at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (except as otherwise noted in the related prospectus supplement, the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the Contracts sold or transferred by that Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the Trust may not have a first priority security interest in that financed vehicle.

     All Contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     The Seller will transfer Contracts to the Trust and will assign its security interests in the financed vehicles to that Trust and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. However, because of the administrative burden and expense, neither the Trust nor, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will amend any certificate of title to identify the Trust or the Insurer, as applicable, as the new secured party nor will the certificates of title be delivered to the Indenture Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying the related Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more financed vehicles could be released.

     In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a financed vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.

     Under the laws of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority over a perfected security interest in that vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more subservicers to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the financed vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states, including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a financed vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law, the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

CERTAIN BANKRUPTCY CONSIDERATIONS

     In structuring the transactions contemplated by this prospectus and the accompanying prospectus supplement, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by WFS, under the Bankruptcy Code or similar applicable state laws, will result in consolidation of the assets and liabilities of the Seller with those of WFS. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing certain limitations (including restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the Seller granted a security interest in the Contracts to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of WFS and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud WFS or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Contracts should not be subject to recovery by a creditor or trustee in bankruptcy of WFS.

     However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

     (a) a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of WFS in the event of the application of applicable Insolvency Laws to WFS;

     (b) a filing were made under any Insolvency Law by or against the Seller;
         or

     (c) an attempt were to be made to litigate any of the foregoing issues.

     Counsel has advised the Seller that in the event of a voluntary or involuntary bankruptcy case in respect of WFS under the Bankruptcy Code at a time when WFS was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of WFS. Among other things, that opinion will assume that each of the Seller and WFS will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and WFS intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of WFS.

     WFS will warrant that the sale of the related Contracts by it to the Seller is a valid sale. Notwithstanding the foregoing, if WFS were to become a debtor in a bankruptcy case, a court could take the position that the sale of the Contracts to the Seller should instead be treated as a pledge of those Contracts to secure a borrowing of WFS. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of the Contracts to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of WFS arising before the transfer of a Contract to the Seller may have priority over the Seller's interest in that Contract. Also, while WFS is the Master Servicer, cash collections on the Contracts may be commingled with general funds of WFS and, in the event of a bankruptcy of WFS, a court may conclude that the Trust does not have a perfected interest in those collections.

     WFS and the Seller will treat the transactions described in this prospectus and the accompanying prospectus supplement as a sale of the Contracts to the Seller, so that the automatic stay provisions of the Bankruptcy Code should not apply to the Contracts if WFS were to become a debtor in a bankruptcy case.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, is limited to amounts paid under a contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against that obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the Trust as an assignee to enforce noncomplying Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.

     Under the terms of the Servicemembers Civil Relief Act, as amended, a person who enters military service after the origination of a Contract (including a person who was in reserve status and is called to active duty after origination of the Contract) (i) is entitled to have the interest rated reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the Contract extended, or the payments lowered and the payment schedule adjusted. The Servicemembers Civil Relief Act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves may apply to a court to delay payments on retail installment contracts, including the Contracts. Application of either of the two foregoing acts, or similar acts under state law, could adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts and the ability of the Master Servicer to foreclose on an affected receivable during the obligor's period of active duty status. Thus, in the event that such a receivable goes into default, there may be delays and losses.

     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of WFSRC4's representations and warranties under the Sale and Servicing Agreement and would create an obligation of WFSRC4's to repurchase the Contract unless the breach is cured.

                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code, and regulations promulgated thereunder.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a Trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to WFSRC4, the Trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for Federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell Silberberg & Knupp LLP, special tax counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     Under the OID regulations Notes might be viewed as having been issued with OID because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty. This interpretation would not significantly affect accrual basis holders of Notes, although it may accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made, or accrued, to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a "foreign person," generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i)(a) is not actually or constructively a "10 percent shareholder" of a Trust or the Seller, including a holder of 10% of any outstanding Notes treated, contrary to the opinion of council, as equity for federal income tax purposes, (b) a "controlled foreign corporation" with respect to which a trust or the Seller is a "related person" within the meaning of the Internal Revenue Code, or (c) bank receiving interest as described in Section 881(c)(3)(A) of the Internal Revenue Code and (ii) the foreign person is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf, and provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a
Note is a foreign person and providing the foreign person's name and address.

     A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at the applicable rate, unless reduced or eliminated pursuant to an applicable tax treaty. Certain partnerships that are non-United States persons may have additional reporting obligations.

     Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a properly executed IRS Form W-8ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person's conduct of a trade or business in the United States. Such payments would, however, be subject to federal income tax.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, each Trust will be required to withhold at the applicable rate of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a Trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to WFSRC4, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell Silberberg & Knupp LLP has rendered an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other Trust property.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts or arrangements are invested, each of which is referred to in this prospectus as a "plan", and on persons who are parties in interest, as defined in Section 3(14) of ERISA, or disqualified persons, as defined in Section 4975(e)(2) of the Internal Revenue Code, with respect to such plans. These restrictions could affect the decision to purchase the Notes by or on behalf of plans. Certain employee benefit plans, such as governmental plans and church plans that have not made an election under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any governmental or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under
Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, the liquidity and rate of return needs of the plan, requirements respecting delegation of investment authority and the requirement that a plan's investment be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest, as defined in Section 3(14) of ERISA, with respect to a plan from engaging in certain transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under a regulation issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each plan that purchases Notes. If this were so, not only persons that cause a plan to acquire Notes but also those who sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code in the absence of a statutory, regulatory or administrative exemption.

     Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an "equity interest" in the Trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes could change if the Trust incurs losses. However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party-in-interest, as defined in Section 3(14) of ERISA, or a disqualified person, as defined in Section 4975(e)(2) of the Internal Revenue Code, with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a

Note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". In addition, PTCE 2000-58, which amended certain administrative exemptions that had been granted to a number of underwriters to provide relief for certain transactions involving issuers of asset backed securities which are either debt or equity investments, may provide exemptive relief for the acquisition and holding of certain Notes. In this case, the related prospectus supplement will discuss the requirements of PTCE 2000-58, as subsequently amended by PTCE 2002-41. There can be no assurance that an exemption will apply to all transactions that may arise in connection with an investment in the Notes.

THE NOTES

     For a discussion of the ERISA considerations affecting the Notes, see "ERISA Considerations" in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

     The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods by:

     - negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - placements with institutional investors through dealers;

     - direct placements with institutional investors; and

     - competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Seller and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Seller as against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made.

     The prospectus supplement with respect to any Notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

     Purchasers of Notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for WFSRC4 by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

                                    GLOSSARY

     "Advance" means, with respect to a Collection Period, an amount advanced by the Master Servicer to the related Collection Account in respect of Contracts for which one or more monthly payments due at the end of such Collection Period have not been received by the Master Servicer.

     "Aggregate Principal Balance" means the sum of the Principal Balances of the outstanding Contracts.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended.

     "Base Servicing Fee" means, with respect to each Distribution Date and the related Collection Period, the aggregate amount calculated in respect of the Base Servicing Fee for that Collection Period, which will equal the product of one-twelfth of the Base Servicing Fee Percent and the Aggregate Principal Balance as of the first day of that Collection Period.

     "Base Servicing Fee Percent" means 1.25% per annum.

     A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

     "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

     "Closing Date" means the date the Notes are initially issued.

     "Collection Account" means a segregated trust account in the name of the Indenture Trustee, for the benefit of the Noteholders and certificateholders of the related Trust, as applicable, into which Net Collections during each Collection Period will be deposited.

     "Collection Period" means, with respect to any Distribution Date, the period described in the related prospectus supplement.

     "Contracts" mean retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that have been sold from WFSRC4 to the related Trust, the payments on which will provide funds for the payment of interest and principal on the Notes.

     "Controlling Class" means, with respect to any Trust, the Class A Notes described in the related prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the related prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of Notes described in the related prospectus supplement in order of seniority.

     "Defaulted Contract" means, with respect to any Collection Period, a Contract either which is, at the end of such Collection Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Definitive Notes" means Notes issued as physical certificates.

     "Distribution Date" is a date established under the Indenture on which a payment of principal or interest on the Notes is required.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means Euroclear Bank, S.A./N.V.

     "Event of Default" means an event of default under the Indenture described under "The Notes -- Events of Default".

     "Final Scheduled Distribution Date" has the meaning given in the related prospectus supplement.

     "Indenture" means an indenture between the related Trust and the Indenture Trustee pursuant to which the Notes are issued.

     "Indenture Trustee" means the trustee under the Indenture.

     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Services indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

     "Insolvency Law" means the Bankruptcy Code or similar applicable state laws.

     "Insurer" means, in the case of a series of Notes that includes one or more insured classes of Notes, the insurer that issues the insurance policy guaranteeing payment of interest and principal on the insured classes of Notes.

     "Interest Carryover Shortfall Amount" has the meaning given in the related prospectus supplement.

     "Interest Distributable Amount" has the meaning given in the related prospectus supplement.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Liquidated Contract" means, a contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. The Principal Balance of a Liquidated Contract will be deemed to be zero.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Moody's" means Moody's Investors Service.

     "Net Collections" means, with respect to a Distribution Date and the related Collection Period, the sum of the following amounts collected or accrued by, or paid to, the Master Servicer or the Trust during the Collection Period:
(i) all payments received by the Master Servicer on or in respect of the Contracts, including, without limitation (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the Collection Account, (iii) any Advances made by the Master Servicer and (iv) any other amount specified in the related prospectus supplement, which amounts are in each instance net of late payments in respect of which the Master Servicer has previously made an Advance, reimbursement to the Master Servicer for nonrecoverable Advances and reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the Obligor.

     "Net Liquidation Proceeds" means proceeds received by the Master Servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the Master Servicer in realizing upon a Defaulted Contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     "Note Distribution Account" means a segregated trust account in the name of the Indenture Trustee, for the benefit of the Noteholders, from which distributions to the Noteholders will be made.

     "Note Policy" means, in the case of a series of Notes that includes one or more classes of insured Notes, the insurance policy issued by the Insurer that guarantees payment of interest and principal on the insured classes of Notes.

     "Noteholder" means a holder of one or more classes of Notes.

     "Notes" means one or more series or classes of promissory notes issued by a Trust representing the right to receive payments of principal and interest.

     "Optional Purchase" means the exercise of WFSRC4 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Collection Period as of which the aggregate Principal Balance is equal to or less than the amount specified in the related prospectus supplement.

     "Owner Trustee" means the trustee of a Trust that will own the Contracts.

     "Principal Balance" means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78's Contract, its actual principal balance net of unearned interest.

     "Rule of 78's Contract" means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a Contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially the same under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

     "Sale and Servicing Agreement" means an agreement among WFSRC4, WFS and one or more Trusts for the acquisition and servicing of Contracts.

     "Seller" means WFS Receivables Corporation 4, or WFSRC4.

     "Servicer Default" means any "Servicer Default" under the Sale and Sale Servicing Agreement as described under "Certain Information Regarding the Securities -- Servicer Defaults".

     "Servicing Fee" means an amount equal to the Base Servicing Fee plus all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding Principal Balance of a Contract that is prepaid in full prior to its maturity exceeds the Principal Balance of that Contract.

     "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.

     "Standard & Poor's" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc.

     "Trust" means either a Delaware statutory trust, or a trust established under the laws of another state, to which the Seller will sell the Contracts and which will issue the Notes.

     "Trust Agreement" means an amended and restated trust agreement pursuant to which a Trust will be established.

     "Trust Insolvency" means certain events of bankruptcy, insolvency, receivership or liquidation relating to a Trust.

     "Trustee" means the Owner Trustee or the Indenture Trustee.

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                                 $1,477,500,000

                          AUTO RECEIVABLE BACKED NOTES

                        WFS FINANCIAL 2004-1 OWNER TRUST

                      $222,000,000 1.08% CLASS A-1 NOTES
                      $555,000,000 1.51% CLASS A-2 NOTES
                      $200,000,000 2.19% CLASS A-3 NOTES
                      $331,750,000 2.81% CLASS A-4 NOTES
                      $ 56,250,000 2.34% CLASS B NOTES
                      $ 63,750,000 2.49% CLASS C NOTES
                      $ 48,750,000 3.17% CLASS D NOTES

                      (LOGO) WFS RECEIVABLES CORPORATION 4
                                     SELLER

                            (LOGO) WFS FINANCIAL INC
                                MASTER SERVICER

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                                FEBRUARY 9, 2004
                           -------------------------

                                   CITIGROUP
                         BANC OF AMERICA SECURITIES LLC
                           CREDIT SUISSE FIRST BOSTON
                            DEUTSCHE BANK SECURITIES
                                 MORGAN STANLEY

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